Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-209921

PROSPECTUS SUPPLEMENT
(To Short Form Base Shelf Prospectus dated March 30, 2016)

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the accompanying short form base shelf prospectus dated March 30, 2016 to which it relates, as amended or supplemented, and each document deemed to be incorporated by reference into this prospectus supplement and the short form base shelf prospectus, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution".

Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary), and are also available electronically at www.sedar.com.

New Issue	May 26, 2016

$1,000,000

2,222,222 Units

Northern Dynasty Minerals Ltd. (“we”, the “Company” or “Northern Dynasty”) hereby qualifies for distribution an aggregate of 2,222,222 units (the “Units”) (the “Offering”), at a price of $0.45 per Unit (the “Offering Price”). Each Unit consists of one common share of the Company (a “Unit Share”) and one common share purchase warrant of the Company (a “Warrant”). Each Warrant will entitle the holder thereof to purchase one common share of the Company (a “Warrant Share”) at an exercise price of $0.65 per Warrant Share for a period of five years from the closing of the Offering. We also hereby qualify for distribution the issuance of the Warrant Shares upon exercise of the Warrants by U.S. purchasers of the Units.

This is a best-efforts, self-underwritten Offering to investors in the United States that qualify as “accredited investors” (“Qualified Investors”) as defined in Rule 501(a) of Regulation D of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Each investor will be required to confirm their status as a Qualified Investor in the purchase agreement executed by the investor in connection with their purchase of Units under the Offering (the “Purchase Agreements”). There is no minimum offering amount required as a condition to closing. Accordingly, we are not required to sell any minimum dollar amount or number of Units. Our directors and officers will offer the Units to potential investors with whom we have pre-existing relationships and who we understand will be Qualified Investors. We anticipate that offers of the Units will be made to no more than 30 of such potential investors. We have not engaged any underwriter to assist in the distribution of the Units and we will not pay any underwriter’s fee in connection with such distribution. No securities will be issued to any persons other than the Qualified Investors pursuant to the Prospectus Supplement. None of the Units offered hereby will be offered or sold to investors in Canada.

This Offering is being conducted concurrently with an offering of up to 31,111,111 Units (the “Concurrent Offering Units”) at the Offering Price for additional gross proceeds of up to $14,000,000 (the “Concurrent Offering”), assuming there is no exercise of the over-allotment option granted in connection with the Concurrent Offering (the “Concurrent Offering Over-Allotment Option”). The Concurrent Offering Over-Allotment Option provides for the issuance of up to 15% of the original number of Units offered in the Concurrent Offering by agreement between the Company and the agents in connection with the Concurrent Offering (the “Concurrent Offering Agents”). There is no assurance that all or any portion of the Concurrent Offering will be completed or, if completed, that any portion of the Concurrent Offering Over-Allotment Option will be exercised.

The Concurrent Offering is limited to investors resident in Canada and jurisdictions outside of the United States, with the exception of investors that qualify as “Qualified Institutional Buyers” as defined in Rule 144A of the U.S. Securities Act.

NO UNDERWRITER HAS BEEN INVOLVED IN THE PREPARATION OF THE PROSPECTUS SUPPLEMENT OR PERFORMED ANY REVIEW OF THE CONTENTS OF THE PROSPECTUS SUPPLEMENT. THE COMPANY AND THE DIRECTORS AND OFFICERS OF THE COMPANY HAVE NOT ENGAGED IN THE BUSINESS OF TRADING AND ADVISING IN SECURITIES WITH RESPECT TO THE OFFERING.

$0.45 per Unit

	Price to the Public(1)	Net Proceeds to the Company(2)

Per Unit	$0.45	$0.45
Total	$1,000,000	$975,000

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(1) The Units are being offered for sale exclusively to Qualified Investors. See “Plan of Distribution”.

(2) Expenses of the Offering, estimated to be $25,000 are to be paid from the proceeds of the Offering.

The outstanding common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (“TSX”) under the symbol “NDM” and on the NYSE MKT under the symbol “NAK”. On May 25, 2016, the closing price of the Common Shares on the TSX was $0.45 per Common Share, and the closing price of the Common Shares on the NYSE MKT was US$0.35 per Common Share. The Company has applied to the TSX and the NYSE MKT for approval of the listing of the Unit Shares and the Warrant Shares offered hereunder. The Company has also applied to the TSX for approval of the listing of the Warrants. The listing of the Unit Shares, the Warrant Shares and the Warrants will be subject to the Company fulfilling the listing requirements of the TSX.

The Company’s business and an investment in the Units involve significant risks. You should carefully review the risks outlined in this prospectus supplement (the “Prospectus Supplement”) and in the documents incorporated by reference in this Prospectus Supplement and consider such risks in connection with an investment in the Units. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-8 of this Prospectus Supplement and “Risk Factors” beginning on page 27 of the accompanying short form base shelf prospectus (the “Base Prospectus”) and on page S-12 of this Prospectus Supplement.

As at the date of this Prospectus Supplement, (i) the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company was US$53,317,094, and (ii) the Company had not sold any of its securities in reliance on instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this Prospectus Supplement.

Purchasing the Units may subject you to tax consequences both in Canada and in the United States. This Prospectus Supplement and the accompanying Base Prospectus may not describe these tax consequences fully. You should read the tax discussion in this Prospectus Supplement and the accompanying Base Prospectus fully and consult with your own tax advisers.

There is no minimum amount of funds that must be raised under the Offering. This means that the Company could complete the Offering after raising only a small proportion of the offering amount set out above.

We are a “foreign private issuer” under United States securities laws. Our financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and accordingly may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is amalgamated and exists under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company’s officers and directors are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR ANY CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to occur on or about June 10, 2016 or such later date as may be determined by the Company (the “Closing Date”). See “Plan of Distribution”.

This Prospectus Supplement also qualifies the issuance of the Warrant Shares to the United States purchasers of the Warrants upon exercise of the Warrants. See “Important Notice about this Prospectus Supplement” and “Plan of Distribution”.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement, the Base Prospectus, and the documents incorporated by reference herein and therein. Northern Dynasty has not authorized anyone to provide purchasers with information different from that contained or incorporated by reference in this Prospectus Supplement, the Base Prospectus and the documents incorporated herein and therein. Northern Dynasty is offering to sell, and seeking offers to buy, the Units only in jurisdictions where, and to persons to whom, offers and sales are lawfully permitted. Northern Dynasty does not undertake to update information contained or incorporated by reference in this Prospectus Supplement, except as required by applicable securities laws.

The Company’s head office is at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1. The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

IMPORTANT NOTICE ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of the securities being offered and also adds to and updates information contained in the accompanying Base Prospectus and the documents incorporated by reference herein and therein. The second part, the Base Prospectus, gives more general information, some of which may not apply to the Offering. The Base Prospectus is a base shelf prospectus that:

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we have filed with the securities commissions in the Canadian provinces of British Columbia, Alberta and Ontario (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the securities described in the Base Prospectus (the “Canadian Base Prospectus”) in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”). The British Columbia Securities Commission issued a receipt dated March 7, 2016 in respect of the final Canadian Base Prospectus as the principal regulatory authority under Multilateral Instrument 11-102 Passport System, and each of the other commissions in the Canadian Qualifying Jurisdictions is deemed to have issued a receipt under National Policy 11-202 Process for Prospectus Review in Multiple Jurisdictions. We will file this Prospectus Supplement with the Canadian Qualifying Jurisdictions in accordance with NI 44-102 (the “Canadian Prospectus Supplement”). We refer to the Canadian Prospectus Supplement together with the Canadian Base Prospectus as the “Canadian Prospectus”; and

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forms part of a registration statement on Form F-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) utilizing a continuous offering “shelf” registration process under the U.S. Securities Act. The shelf registration statement was declared effective by the SEC on March 30, 2016. We filed the Base Prospectus in accordance with Rule 424(b)(2) under the U.S. Securities Act on March 31, 2016 (the “U.S. Base Prospectus”). This Prospectus Supplement will be filed by us with the SEC pursuant to Rule 424(b) of the U.S. Securities Act (the “U.S. Prospectus Supplement”), and together with the U.S. Base Prospectus, is referred to herein as the “U.S. Prospectus”.

This Prospectus Supplement is deemed to be incorporated by reference into the Base Prospectus solely for the purposes of the Offering. As used herein, (i) the term “Prospectus Supplement” refers to each of the Canadian Prospectus Supplement and the U.S. Prospectus Supplement, and (ii) the term “Prospectus” refers to each of the Canadian Prospectus and the U.S. Prospectus and includes the Prospectus Supplement incorporated into and a part of the Prospectus.

Sales of the Units in the United States to Qualified Investors under the Offering will be made pursuant to both (i) the Canadian Prospectus, and (ii) the U.S. Prospectus. In accordance with Instruction I.B.5. of Form F-3 (the form of the Registration Statement), in no event will the aggregate market value of securities sold by or on behalf of the Company pursuant to the U.S. Prospectus in connection with the Offering and the Concurrent Offering (including the aggregate of the value of the Units sold in the Offering and the Concurrent Offering and the value of the Warrant Shares issuable upon exercise of the Warrants sold in the offerings) during the period of 12 calendar months immediately prior to, and including, the sale exceed one-third of the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company. As at the date of this Prospectus Supplement, (i) the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company was US$53,317,094, and (ii) the Company had not sold any of its securities in reliance of instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this Prospectus. This Prospectus Supplement also qualifies the issuance of the Warrant Shares to the United States purchasers of the Warrants upon exercise of the Warrants.

We file reports and other information with the securities commissions in the Canadian Qualifying Jurisdictions. These reports and information are available to the public free of charge on SEDAR at www.sedar.com. In addition, we file reports and information with the SEC under the Exchange Act in accordance with the Exchange Act’s reporting requirements for foreign private issuers. See below under “Where You Can Find Additional Information” for a description of how U.S. investors may obtain copies of these documents. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Base Prospectus. To the extent there is a conflict between the information contained in this Prospectus Supplement and the Base Prospectus, you should rely on the information in this Prospectus Supplement. The Company has not authorized any other person to provide investors with additional or different information. If anyone provides you with any additional, different or inconsistent information, you should not rely on it. The Company is not making an offer of the Units in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus Supplement or the Base Prospectus is accurate as of any date other than the date of the document in which such information appears. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. Information in this Prospectus Supplement updates and modifies the information in the accompanying Base Prospectus and information incorporated by reference herein and therein.

This Prospectus Supplement does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and our securities.

In this Prospectus Supplement, unless stated otherwise or the context requires, all dollar amounts are expressed in Canadian dollars. All references to “US$” are to the lawful currency of the United States and all references to “$” or “C$” are to the lawful currency of Canada. In this Prospectus Supplement, where applicable, and unless otherwise indicated, amounts are converted from United States dollars to Canadian dollars and vice versa by applying the noon rate of exchange of the Bank of Canada on May 25, 2016. See “Exchange Rate Information”.

Some of the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus concerning economic and industry trends is based upon or derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. However, the Company cannot guarantee the accuracy of such information and the Company has not independently verified the assumptions upon which projections of future trends are based.

Sales of any Unit Shares that comprise part of the Units and the issuance of any Warrant Shares upon exercise of the Warrants also includes the rights to purchase a number of Common Shares on the terms and conditions set forth in the Company’s Shareholder Rights Plan Agreement (the “Rights”) that are attached to and trade with each of the Common Shares. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Shares, and will have no value, except as reflected in the market price of the Common Shares to which they are attached. The Rights are described in detail in the Base Prospectus under “Description of Common Shares – Shareholder Rights”.

In this Prospectus Supplement unless the context requires otherwise, “Northern Dynasty”, the “Company”, “we”,” us” and “our” refer to Northern Dynasty Minerals Ltd. and its subsidiaries through which it operates. Capitalized terms used but not defined herein have the meanings given to those terms in the accompanying Base Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the Base Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements contained or incorporated by reference into this Prospectus Supplement include, without limitation, statements regarding:

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the outcome of our multi-dimensional strategy to address the Environmental Protection Agency’s (the “EPA”) pre-emptive regulatory process under Section 404(c) of the Clean Water Act (the “CWA”) and prepare the Pebble Project to initiate federal and state permitting under the National Environmental Policy Act (the “Multi-dimensional Strategy”);

•	the outcome of legal proceedings in which we are engaged;

•	our expectations regarding the potential for permitting of a mine at the Pebble Project;

•	our expected financial performance in future periods;

•	our plan of operations, including our plans to carry out and finance the Multi-dimensional Strategy activities, exploration and development activities and legal proceedings;

•	our ability to raise capital for the Multi-dimensional Strategy activities, exploration and development activities;

•	our expectations regarding the exploration and development potential of the Pebble Project; and

•	factors relating to our investment decisions.

Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

Key assumptions upon which the Company’s forward-looking information are based include:

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that we will be able to secure sufficient capital necessary for the Multi-dimensional Strategy activities, litigation against the EPA, continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

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that the Company will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

•	that the market prices of copper, gold, molybdenum and silver will not further significantly decline or stay depressed for a lengthy period of time;

•	that key personnel will continue their employment with us; and

•	that we will continue to be able to secure minimal adequate financing on acceptable terms.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Forward looking statement are also subject to risks and uncertainties facing the business, any of which could have a material impact on our outlook.

Some of the risks we face and the uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	a negative outcome of the Multi-dimensional Strategy, including legal and political challenges with which we are engaged regarding the Pebble Project, which would have a material adverse effect on the Company;

•	an inability to obtain permitting for a mine at the Pebble Project;

•	an inability to continue to fund the exploration and development activities and other operating costs;

•	the highly cyclical nature of the mineral resource exploration business;

•	the pre-development stage economic and technical uncertainties of the Pebble Project and the lack of known reserves on the Pebble Project;

•	an inability to establish that the Pebble Project contains commercially viable deposits of ore;

•	an inability to recover the financial statement carrying values of the Pebble Project if the Company ceases to continue on a going concern basis;

•	the potential for loss of the services of key executive officers;

•	a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

•	the volatility of copper, gold, molybdenum and silver prices and mining share prices;

•	the inherent risk involved in the exploration, development and production of minerals, and the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

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the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

•	potential claims by third parties to titles or rights involving the Pebble Project;

•	the possible inability to insure our operations against all risks;

•	the highly competitive nature of the mining business;

•	the potential equity dilution to current shareholders from future equity financings is currently uncertain; and

•	that we have never paid dividends and will not do so in the foreseeable future.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above.

Our forward-looking statements and risk factors are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus Supplement. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

We qualify all the forward looking statements contained in this Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus Supplement from documents filed with securities commissions or similar authorities in the provinces of British Columbia, Alberta and Ontario. Copies of the documents incorporated herein by reference may also be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and on EDGAR at www.sec.gov.

The following documents that we have filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement:

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our annual information form for the year ended December 31, 2015, dated March 28, 2016, as filed on SEDAR on March 30, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on April 12, 2016;

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our audited consolidated financial statements together with the notes thereto for the financial years ended December 31, 2015, 2014 and 2013, together with the report of the independent registered public accounting firm thereon, as filed on SEDAR on March 29, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on April 5, 2016;

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our annual management’s discussion and analysis of financial condition and operations for the financial year ended December 31, 2015 , as filed on SEDAR on March 29, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on April 5, 2016;

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our unaudited interim consolidated financial statements for the three months ended March 31, 2016 and 2015 and interim management’s discussion and analysis of financial condition and operations for the three months ended March 31, 2016 , as filed on SEDAR on May 16, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on May 19, 2016

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our management information circular dated May 18, 2016 distributed in connection with the annual meeting of shareholders of the Company to be held on June 16, 2016, as filed on SEDAR on May 18, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on May 25, 2016;

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our material change report dated January 29, 2016 regarding the closing of the acquisition of Mission Gold Ltd., as filed on SEDAR on January 29, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 12, 2016;

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our material change report dated February 25, 2016 regarding the restructuring of the board of directors, as filed on SEDAR on February 25, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 26, 2016; and

•	our annual report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC (the “2015 Form 20-F”) on May 2, 2016 and filed on SEDAR on May 20, 2016.

All documents of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus Supplement, and before the termination of the Offering, are deemed to be incorporated by reference into this Prospectus Supplement.

In addition, this Prospectus Supplement shall also be deemed to incorporate by reference the following information that is filed or furnished to the SEC by us under the Exchange Act after (i) the earlier of the date of the Registration Statement and the date of this Prospectus Supplement, until (ii) the termination of any offering made pursuant to this Prospectus Supplement:

•	all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we may file with the SEC under the Exchange Act;

•	any Form 10-Q or Form 8-K that we may file with the SEC under the Exchange Act; and

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any Form 6-K that we furnish to the SEC under the Exchange Act where we have identified in such form that it is being incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement will be deemed to be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

ELIGIBILITY FOR INVESTMENT

In the opinion of McMillan LLP, counsel to the Company, based on the provisions of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) currently in force as of the date hereof, the Unit Shares, Warrants and the Warrant Shares would, if issued on the date hereof, be qualified investments for trusts governed by registered retirement savings plans (“RRSP”), registered education savings plans, registered retirement income funds (“RRIF”), registered disability savings plans, deferred profit sharing plans and tax-free savings accounts (“TFSA”), all within the meaning of the Tax Act (collectively, “Plans”) provided that (i) the Unit Shares and Warrant Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX), and (ii) in the case of the Warrants, neither the Company, nor any person with whom the Company does not deal at arm’s length for the purposes of the Tax Act, is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the particular Plan.

Notwithstanding the foregoing, if the Unit Shares, Warrants and Warrant Shares held by a TFSA, RRSP or RRIF are “prohibited investments” for purposes of the Tax Act, the holder of the TFSA or the annuitant of the RRSP or RRIF, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Unit Shares, Warrants and Warrant Shares will generally be a “prohibited investment” if the holder of a TFSA or the annuitant of a RRSP or RRIF, as the case may be: (i) does not deal at arm’s length with the Company for purposes of the Tax Act; or (ii) has a “significant interest” (within the meaning of the Tax Act) in the Company. In addition, the Unit Shares, and Warrant Shares will not be a “prohibited investment” if such securities are “excluded property”, as defined in the Tax Act, for a TFSA, RRSP or RRIF. Holders who intend to invest through one or more of the Plans should consult their own tax advisors with respect to whether the Unit Shares, Warrants and Warrant Shares would be a prohibited investment having regard to their particular circumstances.

NORTHERN DYNASTY

This summary does not contain all the information about the Company that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference into and are considered to be a part of this Prospectus Supplement and accompanying Base Prospectus.

Northern Dynasty is a mineral exploration company existing under the Business Corporations Act (British Columbia) focused on developing the Pebble copper-gold-molybdenum-silver mineral project located in the state of Alaska, U.S. (the “Pebble Project”). The Pebble Project is located in southwest Alaska, 19 miles (30 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

Our Alaska mineral resource exploration business is operated through an Alaskan registered limited partnership, the Pebble Limited Partnership (the “Pebble Partnership”), in which we own a 100% interest through an Alaskan general partnership, the Northern Dynasty Partnership. Pebble Mines Corp., a 100% indirectly owned subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

Appointment of New Directors

On May 12, 2016 the Company appointed David C. Laing and Christian Milau to the board of directors of the Company. Biographical information for Mr. Laing and Mr. Milau and their respective reporting issuer experience is included in the Company’s information circular for its June 16, 2016 annual meeting that is incorporated by reference herein.

RISK FACTORS

Investing in the Units is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to the Company, or our business, property or financial results, each of which could cause purchasers of Units to lose part or all of their investment. In addition to the other information contained in this Prospectus Supplement and the documents incorporated by reference herein, prospective investors should carefully consider the factors described below and set out under “Risk Factors” in the accompanying Base Prospectus in evaluating the Company and its business before making an investment in the Units.

In the event that we are unsuccessful in our litigation against the EPA, the EPA withdraws its regulatory action or we are otherwise unable to reach a settlement with the EPA, we may never be able to proceed with permitting with respect to the Pebble Project.

The principal risk currently facing the Company is that we may be unable to resolve our ongoing issues with the EPA with respect to its regulatory action under Section 404(c) of the CWA. While we believe our position has merit, the proceedings have been lengthy and have required us to expend substantial funds and time. As stated in the “Use of Proceeds” section of this Prospectus Supplement, approximately $4.7 million of the proceeds of the Offering and the Concurrent Offering have been allocated to funding our strategy against the EPA. There can be no assurance that the funds allocated for combating the EPA action will be sufficient to bring our strategy to completion and we may be unable to raise additional funds, causing us to abandon our strategy. Further, even if we are able to raise sufficient funds to bring our strategy to completion, there is no assurance that we will ultimately be successful. In the event that we are unsuccessful, and the EPA’s regulatory action is upheld, we may be unable to proceed with permitting of the Pebble Project and the Company will be materially adversely affected. Finally, as noted in the “Use of Proceeds” section, the funds allocated for our strategy do not include the payment of contingent legal liabilities that we will be required to pay in the event we are successful. In the event that we are successful, we will need to raise additional funds to make such payments or renegotiate the amount and/or due date of such payments.

Inability to Achieve Mine Permitting of the Pebble Project

In addition to the foregoing, another significant risk facing the Company is that it will ultimately be unable to secure the necessary permits under United States Federal and Alaskan State laws to build a mine at Pebble. There are prominent and well organized opponents of the Pebble Project and the Company may be unable, despite developing solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince mining regulatory authorities that a mine should be permitted at Pebble. If we are unable to secure the necessary permits to build a mine at the Pebble Project, we may be unable to achieve revenues from operations and/or recover our investment in the Pebble Project.

Negative Operating Cash Flow

The Company currently has a negative operating cash flow and will continue to have that for the foreseeable future. Accordingly, the Company will require substantial additional capital in order to fund its future exploration and development activities. The Company does not have any arrangements in place for this funding and there is no assurance that such funding will be achieved when required. Any failure to obtain additional financing or failure to achieve profitability and positive operating cash flows will have a material adverse effect on its financial condition and results of operations.

The Pebble Project is Subject to Political and Environmental Regulatory Opposition

As is typical for a large scale mining project, the Pebble Project faces concerted opposition from many individuals and organizations who are motivated to preclude any possible mining in the Bristol Bay Watershed ("BBW"). The BBW is an important wildlife and salmon habitat area. The EPA has gone so far as to suggest that it may peremptorily prevent the Pebble Project from proceeding even before a mine permitting application is filed. Accordingly one of the greatest risks to the Pebble Project is seen to be political/permitting risk which may ultimately preclude construction of a mine at Pebble.

Northern Dynasty Will Require Additional Funding to Meet the Development Objectives of the Pebble Project.

Northern Dynasty will need to raise additional financing (share issuances, debt or asset level partnering) to achieve permitting and development of the Pebble Project. In addition, a positive production decision at the Pebble Project would require significant capital for project engineering and construction. Accordingly, the continuing development of the Pebble Project will depend upon Northern Dynasty’s ability to obtain financing through debt financing, equity financing, the joint venturing of the project, or other means. There can be no assurance that Northern Dynasty will be successful in obtaining the required financing, or that it will be able to raise the funds on terms that do not result in high levels of dilution to shareholders.

The Pebble Partnership’s Mineral Property Interests Do Not Contain Any Ore Reserves or Any Known Body of Economic Mineralization.

Although there are known bodies of mineralization on the Pebble Project, and the Pebble Partnership has completed core drilling programs within, and adjacent to, the deposits to determine measured and indicated resources, there are currently no known reserves or body of commercially viable ore and the Pebble Project must be considered an exploration prospect only. Extensive additional work is required before Northern Dynasty or the Pebble Partnership can ascertain if any mineralization may be economic and hence constitute "ore".

Mineral Resources Disclosed by Northern Dynasty or the Pebble Partnership for the Pebble Project are Estimates Only.

Northern Dynasty has included mineral resource estimates that have been made in accordance with NI 43-101. These resource estimates are classified as “measured resources”, “indicated resources” and “inferred resources”. Northern Dynasty advises investors that while these terms are mandated by Canadian securities administrators, the SEC does not recognize these terms. Investors are cautioned not to assume that any part or all of mineral deposits classified as "measured resources" or "indicated resources" will ever be converted into ore reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence, and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

All amounts of mineral resources are estimates only, and Northern Dynasty cannot be certain that any specified level of recovery of metals from the mineralized material will in fact be realized or that the Pebble Project or any other identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body that can be economically exploited. Mineralized material which is not mineral reserves does not have demonstrated economic viability. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices and actual results of mining. There can be no assurance that any future economic or technical assessments undertaken by the Company with respect to the Pebble Project will demonstrate positive economics or feasibility.

We will have broad discretion in the use of the net proceeds of the Offering and may not use them to effectively manage our business.

We currently intend to allocate the net proceeds received from the Offering as described herein under the heading, “Use of Proceeds”. However, we will have broad discretion over the use of the actual application of the net proceeds of the Offering. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from the Offering.

The Offering Price may not be indicative of the price at which the Common Shares will trade following the completion of the Offering.

The Offering Price was established by the Company with reference to the market price of our Common Shares and other factors, and may not be indicative of the price at which the Common Shares will trade following the completion of the Offering.

The market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities. Accordingly, the market price of the Common Shares may decline even if our asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the trading price of the Common Shares may be materially adversely affected.

You may lose your entire investment.

An investment in the Units is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider purchasing the Units.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors

The Company was likely a “passive foreign investment company” (a “PFIC”) within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

If the Company is a PFIC for any year during a U.S. taxpayer’s holding period for Unit Shares, Warrants or Warrant Shares, such taxpayer may be required to treat any gain recognized upon a sale or disposition of the Unit Shares, Warrants or Warrant Shares as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions will generally apply to certain “excess distributions” in respect of the Unit Shares and Warrant Shares. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective “qualified electing fund” (“QEF”) election or “mark-to-market” election with respect to the Unit Shares and Warrant Shares, but such elections are limited with respect to Warrants. A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year. A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of the Unit Shares or Warrant Shares over the taxpayer’s adjusted cost basis in such shares.

EXCHANGE RATE INFORMATION

In this Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. The following table sets forth: (i) the rates of exchange for Canadian dollars, expressed in US dollars, in effect at the end of the periods indicated; (ii) the average exchange rates in effect during such periods; (iii) the high rate of exchange in effect during such periods; and (iv) the low rate of exchange in effect during such periods, such rates, in each case, based on the noon rates of exchange for conversion of one Canadian dollar to US dollars as reported by the Bank of Canada.

				Three Months
	Years Ended December 31			Ended
	2015	2014	2013	March 31, 2016

Low	0.7148	0.8589	0.9348	0.6854
High	0.8527	0.9422	1.0164	0.7715
Average	0.7820	0.9054	0.9710	0.7282
End	0.7225	0.8620	0.9402	0.7710

On May 25, 2016, the noon exchange rate quoted by the Bank of Canada for conversion of Canadian dollars to U.S. dollars was C$1.00 = US$0.7639.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of March 31, 2016. The information presented should be read in conjunction with our unaudited consolidated interim financial statements as at and for the three months ended March 31, 2016 and 2015 which are incorporated by reference in this Prospectus Supplement.

Description	As at March 31, 2016 ($ thousands) Before Giving Effect to the Offering	As at March 31, 2016 ($ thousands) After Giving Effect to the Offering(1)	As March 31, 2016 ($ thousands) After Giving Effect to the Offering and the Concurrent Offering(2)
Liabilities
Total Current Liabilities	4,540	4,540	4,540
Total Liabilities	4,540	4,540	4,540
Equity
Share Capital (Common Shares – Authorized: unlimited)	435,172 (222,150,876 Common shares)	435,778 (224,373,098 Common shares)	444,268 (255,484,209 Common shares)
Warrants	-	345	5,176
Reserves	90,384	90,384	90,384
Deficit	(387,387)	(387,387)	(387,387)
Total Equity	138,169	139,120	152,441

(1)	Assumes the issue of 2,222,222 Units at a price of $0.45 Unit, less estimated expenses of the Offering equal to $25,000; and

(2)

Assumes the issue of 31,111,111 Concurrent Offering Units at the Offering Price per Concurrent Offering Unit without any exercise of the Concurrent Offering Over-Allotment Option, less (i) commissions of 2% paid in respect of all sales of the Concurrent Offering Units, and (ii) estimated expenses of the Concurrent Offering equal to $423,000 provided that there is no assurance that all or any portion of the Concurrent Offering will be completed. If the Concurrent Offering Over- Allotment Option is exercised, the effect on the share and loan capitalization will be as follows: an increase of $1,312 to Share Capital (4,666,667 Common Shares and 4,666,667 Warrants) and $746 to Warrants.

There have been no material changes in our share and debt capital, on a consolidated basis, since March 31, 2016, being the date of the Company’s most recently filed unaudited consolidated interim financial statements incorporated by reference in this Prospectus Supplement.

TRADING PRICE AND VOLUME

The Company’s Common Shares are listed on the TSX under the trading symbol “NDM” and on the NYSE MKT under the trading symbol “NAK”.

The following table sets forth the reported high and low sale prices in Canadian dollars for the Common Shares on the TSX for the monthly periods indicated.

	TSX Price Range ($)
Month	High	Low	Total Volume
May 2015	0.54	0.40	440,149
June 2015	0.50	0.38	760,592
July 2015	0.46	0.37	377,747
August 2015	0.60	0.38	872,978
September 2015	0.67	0.40	923,473
October 2015	0.58	0.40	845,766
November 2015	0.58	0.38	2,689,947
December 2015	0.425	0.38	1,391,898
January 2016	0.44	0.28	2,140,916
February 2016	0.51	0.36	4,675,143
March 2016	0.52	0.405	6,202,804
April 2016	0.57	0.38	7,757,825
May 1 - 24, 2016	0.55	0.425	5,705,820

The following table sets forth the reported high and low sale prices in United States dollars for the Common Shares on the NYSE MKT for the monthly periods indicated.

	NYSE MKT Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume
May 2015	0.45	0.32	2,178,315
June 2015	0.44	0.30	3,407,967
July 2015	0.37	0.28	1,506,893
August 2015	0.52	0.29	2,305,097
September 2015	0.50	0.30	2,199,312
October 2015	0.44	0.30	2,167,616
November 2015	0.44	0.28	2,718,633
December 2015	0.32	0.28	1,986,884
January 2016	0.32	0.20	2,761,974
February 2016	0.38	0.26	2,586,923
March 2016	0.39	0.31	4,384,548

	NYSE MKT Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume
April 2016	0.48	0.29	7,103,653
May 1 - 25, 2016	0.45	0.32	3,367,139

On May 25, 2016, the closing price of the Common Shares as reported on the NYSE MKT was US$0.35 per share and on the TSX was $0.45 per share.

USE OF PROCEEDS

The net proceeds to be received by the Company from the Offering will be approximately $975,000, representing the gross proceeds of sale less anticipated expenses in connection with the Offering of $25,000.

The Company intends to use the net proceeds from the Offering as follows (assuming no exercise of the Concurrent Offering Over-Allotment Option), which includes certain expenditures incurred in the past months, to fund the Company’s operational expenditures to February 2017:

Use of Proceeds	Amount, assuming sale of all Units in the Offering ($ millions) (1), (3)	Amount, assuming all Units in the Offering and Concurrent Offering ($ millions) (2), (3)
To continue to fund the Multi-dimensional Strategy to address the EPA pre-emptive regulatory action under Section 404(c) of the CWA and prepare the Pebble Project to initiate federal and state permitting under the National Environmental Policy Act (“NEPA”). This includes litigation as set out in the Prospectus related to the EPA’s statutory authority to act pre-emptively under the CWA, potential violations of the Federal Advisory Committee Act and Freedom of Information Act, as well as facilitation of various third-party investigations of EPA actions with respect to the Pebble Project. (3)	$0.3	$4.7
Support outreach, education and lobbying with political and regulatory offices in the Alaskan and U.S. Federal government, Alaska Native partners and broader area community stakeholder groups.	$0.2	$2.8
Environmental monitoring, Alaskan corporate and tenure maintenance.	$0.2	$3.0
Costs to advance a potential partner(s) transaction.	$0.1	$1.1
General and administration costs to maintain the Company in good standing.	$0.2	$2.7
Total	$1.0	$14.3

(1)

Assumes the issue of 2,222,222 Units at a price of $0.45 Unit, less estimated expenses of the Offering equal to $25,000 and reflects a pro rata allocation of the proceeds of the Offering to the Company’s anticipated expenses assuming completion of each of the Offering and the Concurrent Offering;

(2)

Assumes the issue of 31,111,111 Concurrent Offering Units at the Offering Price per Concurrent Offering Unit (assuming no exercise of the Concurrent Offering Over-Allotment Option), less (i) commissions of 2% paid in respect of all sales of the Concurrent Offering Units, and (ii) estimated expenses of the Concurrent Offering equal to $423,000, provided that there is no assurance that all or any portion of the Concurrent Offering will be completed; and

(3)

The Multi-dimensional Strategy costs do not include the payment of a success-contingent deferred legal obligation in the event that the Company is achieves a Court win or an out-of-court settlement, which, in either case, prevents any pre-emptive regulatory action by the EPA under Section 404(c) of the CWA. If this happens the Company will have to raise additional funds to pay the fees or renegotiate the amount and/or due date of such payments. However, the Company is unable to estimate or determine the length of time that it will take to advance to specific milestone events or final conclusion. As of March 31, 2016, if there was a favourable outcome or settlement, the Company estimates there would potentially be additional legal fees of $13.2 million (US$10.2 million at closing Bank of Canada rate on March 31, 2016 of $1.2987 per US$) payable by the Company.

Although the Company intends to use the proceeds from the Offering and the Concurrent Offering as set forth above, the actual allocation of the net proceeds may vary depending on future developments, especially the outcome of the Multi-dimensional Strategy (including legal and political outcomes) at the discretion of the Company’s board and management. Holders of the Company’s securities must appreciate that a portion of the Company’s use of proceeds is for professional services, especially legal counsel, which due to the nature of legal and political opposition is driven by forces beyond the Company’s control. In the event the litigation process is more drawn out than estimated, the costs of the Multi-dimensional Strategy set out above may increase substantially. Investors who are not prepared to afford the Company’s management broad discretion in the application of these funds should not be holders of the Company’s securities.

Pending the use of proceeds outlined above, the Company intends to invest the net proceeds of the Offering in short-term, interest bearing deposits. The Chief Financial Officer of the Company is responsible for executing the investment policies of the Company.

In the event the Concurrent Offering Over-Allotment Option is exercised, any additional net proceeds will be allocated to general working capital.

Business Objectives and Milestones

The Company’s business objectives for 2016 are to:

•

continue to advance a Multi-dimensional Strategy to address the EPA’s pre-emptive CWA regulatory action to ensure the Pebble Project can initiate federal and state permitting under the NEPA unencumbered by any extraordinary development restrictions imposed by the EPA;

•

maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government (both in Alaska and Washington, D.C.), Alaska Native partners and broader stakeholder relationships;

•	maintain the Pebble Project and Pebble claims in good standing;

•	continue to work toward securing a transaction with potential partner(s) to further advance the Pebble Project; and

•	continue general and administrative activities to maintain the Company in good standing.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 222,150,876 were issued and outstanding as at May 25, 2016.

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities. The Common Shares carry no pre-emptive or conversion rights.

Warrants

Each Warrant will entitle the holder thereof to purchase one Warrant Share at a price of $0.65 per Warrant Share at any time for a period of five years following the Closing Date. The Warrants will be issued under an indenture (the “Warrant Indenture”), to be dated as of the Closing Date, between the Company and Computershare Trust Company of Canada (the “Warrant Agent”), as trustee, and will include Warrants issued in connection with the Concurrent Offering. The Warrant Indenture requires the Company to cause to be delivered to the holders of Warrants, upon the due exercise thereof, that number of Warrant Shares to which such holders are entitled. The following summary of certain anticipated provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for the full text of the attributes of the Warrants, which will be filed by the Company under its corporate profile on SEDAR following the closing of the Offering. A register of holders will be maintained at the principal offices of the Warrant Agent in Vancouver, British Columbia.

The Warrant Indenture will contain provisions to the effect that in the event of any subdivision, consolidation, change, reclassification or alteration of the Common Shares or in the event of the consolidation, amalgamation or merger of the Company with another corporation, a proportionate adjustment or change will be made in the number and kind of securities issuable on the exercise of the Warrants.

The Warrant Indenture will also provide that the exercise price per Warrant Share is subject to adjustment in certain events including:

(a) the subdivision or consolidation of the Common Shares or the issue of Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend, other than an issue of Common Shares to such holders as a “dividend paid in the ordinary course” (as defined in the Warrant Indenture);

(b) the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling them within a period of no longer than 45 days after such date of issue to acquire Common Shares at less than 95% of the “current market price” (as defined in the Warrant Indenture) of the Common Shares; or securities convertible into Common Shares where the conversion price at the date of issue of such convertible securities is less than 95% of the “current market price” of the Common Shares; and

(c) the distribution to all or substantially all of the holders of Common Shares or of shares of any other class of (i) rights, options, or warrants (other than those referred to above); (ii) evidences of indebtedness or (iii) assets, excluding “dividends paid in the ordinary course of business” (as defined in the Warrant Indenture).

No adjustment in the exercise price of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price of the Warrants by at least one percent (1%).

“Current market price” will be defined in the Warrant Indenture to mean at any date the weighted average trading price per Common Share for the 20 trading days ending not more than three trading days before such date on the principal stock exchange on which the Common Shares are then listed.

To the extent that the holder of a Warrant would otherwise be entitled to purchase a fraction of a Warrant Share, such right may be exercised only in combination with other rights which, in the aggregate, entitle the holder to purchase a whole number of Warrant Shares. No adjustments as to dividends will be made upon any exercise of Warrants. Holders of Warrants do not have any voting or pre-emptive rights or any other rights as shareholders of the Company.

From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing effects or inconsistencies or making any change that, in the opinion of the Warrant Agent, does not adversely affect the rights of the Warrant Agent or the holders of the Warrants. Any amendment or supplement to the Warrant Indenture that would adversely affect the interests of the holders of the Warrants may only be made by extraordinary resolution of the Warrant holders, which will be defined in the Warrant Indenture as a resolution either (i) passed at a meeting of the holders of the Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the then outstanding Warrants, or such lesser percentage constituting a quorum as set out in the Warrant Indenture, and passed by the affirmative vote of holders of Warrants representing not less than 662⁄3% of the then outstanding Warrants that are represented and voted at the meeting; or (ii) adopted by an instrument in writing signed by the holders of Warrants representing not less than 662⁄3% of the then outstanding Warrants.

There is currently no market through which the Warrants may be sold. Purchasers may not be able to sell the Warrants. The Company has applied to list the Warrants on the TSX. Listing of the Warrants will be subject to the Company fulfilling all of the listing requirements of the TSX, including distribution of the Warrants to the minimum number (i.e. 100) of public securityholders.

Shareholder Rights

Sales of any Unit Shares comprising a part of the Units and any Warrant Shares issued upon exercise of the Warrants also includes the rights to purchase a number of Common Shares on the terms and conditions set forth in the Company’s Shareholder Rights Plan Agreement (the “Rights”) that are attached to and trade with each of the Common Shares. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Shares, and will have no value, except as reflected in the market price of the Common Shares to which they are attached. The Rights are described in detail in the Base Prospectus under “Description of Common Shares – Shareholder Rights”.

PLAN OF DISTRIBUTION

We are offering for sale up to 2,222,222 Units to Qualified Investors at a price of $0.45 per Unit on a non-underwritten basis. We are only offering to sell the Units to investors in the United States who qualify as Qualified Investors by virtue of meeting the definition of an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act. We will not offer or sell any of the Units in the Offering to investors in Canada.

Sales by Officers and Directors

Our directors and officers will offer the Units to potential investors with whom we have pre-existing relationships and who we understand will be Qualified Investors. We anticipate that offers of the Units will be made to no more than 30 of such potential investors. No commission or other form of compensation will be paid to our directors or officers or any other party in connection with the sale of the Units. Each of our officers and directors that will be involved in the Offering primarily performs substantial duties for us otherwise than in connection with offerings of securities. None of these officers or directors is or has been a United States broker or dealer, or an associated person of a United States broker or dealer, within the 12 months preceding this Offering. We will pay all expenses incurred in this Offering.

We have not engaged any underwriter to assist in the distribution of the Units and we will not pay any underwriter’s fee in connection with such distribution. Accordingly, there is no assurance that all or any portion of the Units offered will be sold.

Registration Statement and U.S. Prospectus

The Units are being offered and sold to Qualified Investors in reliance of the Registration Statement and pursuant to the U.S. Prospectus filed pursuant to Rule 424(b) of the U.S. Securities Act. The U.S. Prospectus qualifies both the issuance of the Units to the Qualified Investors and the issuance of the Warrant Shares to Qualified Investors upon their exercise of the Warrants.

Qualified Purchaser Requirement

The Units will be issued and sold to Qualified Investors pursuant to Purchase Agreements to be entered into between the Company and each Investor. Each Qualified Investor will be required to confirm their status as an “accredited investor”, as defined in Rule 501(a) of Regulation D of the U.S. Securities Act, in the Purchase Agreement executed by the investor in connection with their purchase of Units. No securities will be issued to any persons other than the Qualified Investors who have entered into Purchase Agreements with us.

No Minimum Offering Amount

There is no minimum offering amount required as a condition to closing. Accordingly, we are not required to sell any minimum dollar amount or number of Units and there is no assurance as to the number of Units that we may sell. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, the proceeds of the Offering will be deposited into operating account of the Company and available to us to conduct our business and operations.

Closing

Closings of the sales of the Units under the Purchase Agreements (the “Closings”) will be completed from time-to-time at such dates as determined by us (the “Closing Dates”). We will not have any obligation to notify any Qualified Purchaser of any Closing Date in advance of Closing under any Purchase Agreement. We may complete sales of the Units under the Offering in multiple Closings on multiple Closing Dates. The Unit Shares and the Warrants comprising the Units will be immediately separable and will be issued separately. We will deliver certificates representing the Unit Shares and the Warrants to each Qualified Investor, in accordance with the delivery instructions set forth in the Purchase Agreement executed by the Qualified Investor, within a reasonable period following each Closing Date.

Termination of the Offering

This Offering will terminate on June 10, 2016, unless the Offering is fully subscribed before that date or we decide to terminate the Offering prior to that date. We may extend the termination date for an additional 14 days in our sole discretion. Upon termination, we will not offer or sell any additional Units in connection with the Offering.

Concurrent Offering

This Offering is being completed concurrently with the Concurrent Offering of an additional 31,111,111 Units. The Concurrent Offering Over-Allotment Option provides for the issuance of up to 15% of the original number of Units offered in the Concurrent Offering by agreement between the Company and the agents in connection with the Concurrent Offering. The Company will pay a fee of 2% of the gross proceeds of the issue and sale of Units in connection with the Concurrent Offering and the Concurrent Offering Over-Allotment Option, if any, to the agents in connection with the Concurrent Offering, plus certain expenses of the agents. There is no assurance that all or any portion of the Concurrent Offering will be completed or, if completed, that any portion of the Concurrent Offering Over-Allotment Option will be exercised. The Concurrent Offering is limited to investors resident in Canada and jurisdictions outside of the United States, with the exception of investors that qualify as “Qualified Institutional Buyers” as defined in Rule 144A of the U.S. Securities Act.

Listing on the TSX and NYSE MKT

The Common Shares are listed for trading on the TSX under the symbol “NDM” and on the NYSE MKT under the symbol “NAK”. The Company has also applied to the TSX for approval of the listing of the Warrants. The listing of the Unit Shares, the Warrant Shares and the Warrants will be subject to the Company fulfilling the listing requirements of the TSX. The applications for listing will also include the Unit Shares and the Warrants that may be sold under the Concurrent Offering. The Company will require sales of Concurrent Offering Units under the Concurrent Offering in order to meet the distribution requirements for listing of the Warrants on the TSX.

Determination of Offering Price

The price at which the Units will be sold has been determined by the Company with reference to the Concurrent Offering Units being issued in the Concurrent Offering. Subject to any change required pursuant to the rules of the TSX, the Offering price will remain fixed for the duration of the Offering.

State Blue Sky Information

We intend to offer and sell the Units offered hereby to Qualified Investors in certain states. However, we will not make any offer of these securities in any state where the offer is not permitted or exempted.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General

In the opinion of McMillan LLP, counsel to the Company, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Tax Act generally applicable to a holder who acquires, as beneficial owner, Unit Shares and Warrants pursuant to the Offering, and Warrant Shares upon exercise of the Warrants, and who, for purposes of the Tax Act and at all relevant times, holds Unit Shares, Warrant Shares and Warrants as capital property and deals at arm’s length with the Company and any subsequent purchaser of such securities. A holder who meets all of the foregoing requirements is referred to as a “Holder” herein, and this summary only addresses such Holders.

This summary is not applicable to a Holder (i) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules in the Tax Act, (ii) that is a “specified financial institution”, as defined in the Tax Act, (iii) an interest in which is a “tax shelter investment” as defined in the Tax Act, (iv) that makes or has made a functional currency reporting election for purposes of the Tax Act, (v) that has entered into or will enter into a “derivative forward agreement”, as that term is defined in the Tax Act, with respect to the Unit Shares, Warrants or Warrant Shares, or (vi) that is otherwise of special status or in special circumstances. Any such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of acquiring the Units.

This summary is based on the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and our understanding of the current administrative and assessing policies and practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative and assessing policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Any particular Holder should consult their own tax advisors with respect to provincial, territorial or foreign tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances. The discussion below is qualified accordingly.

Allocation of Cost

Holders will be required to allocate the aggregate cost of a Unit between the Unit Share and the Warrant on a reasonable basis in order to determine their respective costs for purposes of the Tax Act. The Company intends to allocate as consideration for their issue $0.44 to each Unit Share and $0.01 to each Warrant acquired as part of a Unit. The Company believes that such allocation is reasonable but such allocation will not be binding on the CRA or a Holder and the Company expresses no opinion with respect to such allocation. The adjusted cost base to a Holder of a Unit Share acquired as part of a Unit will be determined by averaging the cost of such Unit Share with the adjusted cost base of all Common Shares of the Company held by the Holder as capital property immediately before such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Holder on the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Holder of all Common Shares of the Company held as capital property immediately before the acquisition of the Warrant Share.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times (herein, “Resident Holders”) and this portion of the summary only addresses such Resident Holders.

Expiry of Warrants

The expiry of an unexercised Warrant generally will result in a capital loss to the Resident Holder equal to the adjusted cost base of the Warrant to the Resident Holder immediately before its expiry. See discussion below under the heading “Capital Gains and Capital Losses”.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the Unit Shares or Warrant Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit provisions where the Company designates the dividend as an “eligible dividend” in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any dividend as an “eligible dividend”, and the Company has made no commitments in this regard.

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation’s taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act (as proposed to be amended by Proposed Amendments released on July 31, 2015) will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A corporation that is a “private corporation” (as defined in the Tax Act) or any other corporation controlled (whether because of a beneficial interest in one or more trusts or otherwise) by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act at the rate of 38 % on dividends received or deemed to be received on the Unit Shares or Warrant Shares in a year to the extent such dividends are deductible in computing taxable income for the year.

Disposition of Unit Shares, Warrants and Warrant Shares

A Resident Holder who disposes, or is deemed to dispose of, a Unit Share, a Warrant (other than on the exercise thereof) or a Warrant Share generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Unit Shares, Warrants or Warrant Shares, as the case may be, immediately before the disposition or deemed disposition. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses not so deductible in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Unit Share or Warrant Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Unit Shares or Warrant Shares, directly or indirectly. Corporations to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders (as defined above) who, for the purposes of the Tax Act and at all relevant times: (i) are not resident or deemed to be resident in Canada, and (ii) do not use or hold Unit Shares, Warrants or Warrant Shares in carrying on a business in Canada. Holders who meet all of the foregoing requirements are referred to herein as “Non-Resident Holders”, and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Receipt of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty between Canada and the Non-Resident Holder’s jurisdiction of residence. NonResident Holders should consult their own tax advisors in this regard.

Disposition of Unit Shares, Warrants and Warrant Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Unit Share, a Warrant or a Warrant Share unless such Unit Share, Warrant Share or Warrant, as the case may be, constitutes “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty between Canada and the Non-Resident Holder’s jurisdiction of residence.

Provided the Unit Shares and Warrant Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSX) at the time of disposition, the Unit Shares, Warrants, and Warrant Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; AND (ii) more than 50% of the fair market value of the Common Shares, Unit Shares and Warrant Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Unit Shares, Warrants, and Warrant Shares could also be deemed to be taxable Canadian property.

Non-Resident Holders who may hold Unit Shares, Warrants or Warrant Shares as taxable Canadian property should consult their own tax advisors.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL CANADIAN TAX CONSIDERATIONS APPLICABLE TO HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF WARRANTS AND COMMON SHARES. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of Units pursuant to the Offering and the ownership and disposition of the Unit Shares, Warrants and Warrant Shares. This summary applies only to U.S. Holders who acquire Units at their original issuance pursuant to the Offering, and does not apply to any subsequent U.S. Holder of a Unit Share, Warrant or Warrant Share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of Unit Shares, Warrants and Warrant Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Unit Shares, Warrants or Warrant Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Unit Shares, Warrants or Warrant Shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the Units pursuant to the Offering and the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the Units pursuant to the Offering (whether or not any such transactions are undertaken in connection with the purchase of the Units pursuant to the Offering).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Unit Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Unit Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of the outstanding stock of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Unit Shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose Unit Shares, Warrants or Warrant Shares constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Unit Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the ownership, exercise or disposition of the Unit Shares, Warrants or Warrant Shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership, exercise or disposition of Unit Shares, Warrants or Warrant Shares.

Purchase of Units; Allocation of Purchase Price

There is no authority directly addressing the U.S. federal income tax treatment of the purchase of securities with terms substantially similar to the Units. While not free from doubt, the purchase of each Unit should be treated for U.S. federal income tax purposes as the purchase of an “investment unit” comprised of one Unit Share and one Warrant, with the purchase price of the Unit allocated between the Unit Share and the Warrant based on the relative fair market values of the Unit Share and Warrant at the time of purchase. A U.S. Holder’s initial tax basis in the Unit Share and Warrant should therefore equal the portion of the U.S. dollar cost of the Unit allocated thereto. The IRS may take the position that any allocation of the purchase price between a Unit Share and a Warrant that we make will be binding on a U.S. Holder unless the U.S. Holder explicitly discloses in a statement attached to the U.S. Holder’s timely filed U.S. federal income tax return for the taxable year that includes the purchase of the Unit that the U.S. Holder’s allocation of the purchase price is different from our allocation. Any such allocation, however, is not binding on the IRS. U.S. Holders should consult their own tax advisors regarding the characterization of the Units and the allocation of the purchase price for a Unit between the Unit Share and the Warrant. The remainder of this summary assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Ownership, Disposition and Exercise of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Warrant Share on the exercise of a Warrant for cash. A U.S. Holder’s initial tax basis in the Warrant Share received on exercise of a Warrant will be equal to the sum of (i) the U.S. Holder’s tax basis in the Warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the Warrant. A U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant will begin on the day after the Warrant is exercised.

Disposition of Warrants

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of a Warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the Warrant is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Expiration of Warrants Without Exercise

Subject to the PFIC rules discussed below, upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be a long-term capital loss if, at the time of the lapse or expiration, the U.S. Holder’s holding period for the Warrant is more than one year. Deductions for capital losses are subject to significant limitations under the Code.

Adjustments to the Warrants

The Warrant Indenture provides for an adjustment to the number of Warrant Shares for which a Warrant may be exercised or to the exercise price of a Warrant upon certain events. Subject to the PFIC rules discussed below, an adjustment that has the effect of preventing dilution of the interest of the Warrant holders generally will not be taxable to a U.S. Holder. However, an adjustment may be treated as a constructive distribution to a U.S. Holder if and to the extent that such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our assets or earnings and profits. Subject to the PFIC rules discussed below, any such constructive distribution would be taxable under the rules described below under the heading “Distributions on Common Shares.”

Ownership and Disposition of Unit Shares and Warrant Shares

Distributions on Common Shares

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if the Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Unit Shares or Warrant Shares (which are referred to in the remainder of this summary as “common shares”) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will constitute a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of common shares and Warrants. The U.S. federal income tax consequences of owning and disposing of common shares and Warrants if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value).

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares or Warrants. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares or Warrants are made.

The Company believes it was a PFIC in one or more prior tax years and, based on current business plans and financial projections, expects to be a PFIC in the current tax year and possibly in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares or Warrants, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares and Warrants. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns common shares or Warrants, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in the common shares and Warrants or makes a timely and effective QEF Election or, if applicable, Mark-to-Market Election.

Under the default PFIC rules:

•

any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events, but not including the exercise of a Warrant) of common shares or Warrants (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the preceding three years) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares or Warrants;

•	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•

the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;

•	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and

•	any loss realized on the disposition of the common shares generally will not be recognized.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to common shares, but a mark-to-market election is not available for Warrants. In light of adverse consequences of PFIC characterization and the uncertainty as to the Company’s PFIC status, the Company will undertake to provide to any U.S. Holder, upon written request, the information the Company determines is necessary for United States income tax reporting purposes for such investor to make a QEF Election. The Company may elect to provide such information on its website. U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares or Warrants by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC because such stock is not marketable, and also may not be made with respect to Warrants. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code, described above, with respect to deemed dispositions of Subsidiary PFIC stock, dispositions of Warrants or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership, exercise or disposition of common shares or Warrants may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares or Warrants, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares or Warrants are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares or Warrants generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 28%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from the dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amount unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF WARRANTS AND COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN FIND MORE INFORMATION

Northern Dynasty is a public company and files annual, quarterly and other information with the Canadian securities regulatory authorities and the SEC. You may read and copy, for a fee, any document that we file with or furnish to the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. You may read and download the documents we have filed at www.sec.gov. You may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

LEGAL MATTERS

Certain legal matters relating to the Offering will be passed upon for us by McMillan LLP, Vancouver, B.C. The partners and associates of McMillan LLP beneficially own, directly or indirectly, less than 1% of any class of securities issued by us.

EXPERTS AND INTERESTS OF EXPERTS

Information relating to the Company’s mineral properties incorporated by reference in this Prospectus has been derived from the “2014 Technical Report on the Pebble Project, Southwest Alaska, USA”, effective date December 31, 2014 (the “Pebble Project Report”), which has been prepared by the Qualified Persons named below and this information has been included in reliance on the expertise of these Qualified Persons:

•	J. David Gaunt, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

•	James Lang, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

•	Eric Titley, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report; and

•	Ting Lu, P.Eng., an independent Qualified Person, who co-authored the Pebble Project Report.

Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus Supplement, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company’s property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company’s securities or of an associated party or an affiliate of the Company. The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

The Company’s audited consolidated financial statements for the financial years ended December 31, 2015, 2014 and 2013 incorporated in this Prospectus by reference have been audited by Deloitte LLP, an independent registered public accounting firm. Deloitte LLP is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC. The report of Deloitte LLP is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Pebble Partnership and its subsidiaries incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP. Deloitte & Touche LLP was the independent auditor for the period ended December 10, 2013 and as of May 15, 2015, and throughout the period covered by the consolidated financial statements of Pebble Partnership on which they reported, were independent with respect to the Pebble Partnership and its subsidiaries within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants. The report of Deloitte & Touche LLP dated May 15, 2015, is incorporated herein by reference, (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty which raises substantial doubt about the Pebble Partnership’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus, including the documents incorporated by reference herein, uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by companies in the United States (“US companies”).

In addition, this Prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. These classifications adhere to the mineral resource and mineral reserve definitions and classification criteria developed by the Canadian Institute of Mining and are more particularly described in our 2015 Form 20-F and amendment thereto. We advise United States investors that while the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” are recognized and required by Canadian regulations, the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

It cannot be assumed that all or any part of “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” in this Prospectus is economically or legally mineable.

In addition, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

For the above reasons, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES
BETWEEN UNITED STATES AND CANADIAN REPORTING PRACTICES

The Company prepares its financial statements, which are incorporated by reference into this Prospectus, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. Accordingly, the Company’s financial statements are not comparable to financial statements of United States companies.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

Investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus Supplement, the Base Prospectus or any amendment hereto or thereto is limited, in certain provincial securities legislation, to the price at which the Units are offered to the public. This means that, with respect to the Warrants, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary), and are also available electronically at www.sedar.com.

References in this Prospectus and any Prospectus Supplement to “$” are to Canadian dollars and to “US$” are to United States dollars.

NORTHERN DYNASTY MINERALS LTD.

$20,000,000 Common Shares Warrants Subscription Receipts Units

Northern Dynasty Minerals Ltd. (the “Company” or “Northern Dynasty”) may offer and issue from time to time (i) common shares (the “Common Shares”), (ii) warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), (iii) subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants of the Company or any combination thereof, or (iv) units (“Units”) consisting of two or more of the foregoing (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $20,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The aggregate market value of Securities sold by or on behalf of the Company pursuant to this prospectus during the period of 12 calendar months immediately prior to, and including, the sale is limited pursuant to Instruction I.B.5. of Form S-3 (the form of the registration statement of which this prospectus forms a part) to no more than one-third of the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company. As at the date of this prospectus, (i) aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company was US$56,274,160, and (ii) the Company had not sold any of its securities in reliance of instruction I.B.5 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

We are a “foreign private issuer” under United States securities laws. Our financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and accordingly may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is amalgamated and exists under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company’s officers and directors are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Warrants will not be offered for sale separately or to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the SEC. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares of the Company are listed for trading on Toronto Stock Exchange (“TSX”) under the symbol “NDM” and on the NYSE MKT under the symbol “NAK”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Company will not be listed on any securities exchange. On March 18, 2016, the closing price of the Common Shares on TSX was $0.45 per share, and the closing price of the Common Shares on NYSE MKT was US$0.36 per share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by McMillan LLP with respect to Canadian and United States legal matters.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Company’s head office is at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1. The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

THE DATE OF THIS PROSPECTUS IS MARCH 30, 2016.

ABOUT THIS PROSPECTUS

     We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in the provinces of British Columbia, Alberta and Ontario. In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common shares are traded in Canada on the TSX under the symbol “NDM” and in the United States on the NYSE MKT under the symbol “NAK”.

     This Prospectus is a base shelf prospectus that:

  we have filed with the securities commissions in the Canadian provinces of British Columbia, Alberta and Ontario (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”); and

  forms part of a registration statement on Form F-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) utilizing a continuous offering “shelf” registration process under the U.S. Securities Act.

     Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of $20,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this shelf registration we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement and may include, where applicable:

  in the case of common shares, the number of common shares offered, the offering price and any other specific terms of the offering;

  in the case of warrants, the designation, number and terms of the common shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

  in the case of subscription receipts, the designation, number and terms of the common shares or warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of subscription receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the subscription receipts, terms for the refund of all or a portion of the purchase price for subscription receipts in the event the release conditions are not met and any other specific terms; and

  in the case of units, the designation, number and terms of the common shares, warrants or subscription receipts comprising the units.

     In addition, a Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

     We file reports and other information with the securities commissions in the Canadian Qualifying Jurisdictions. These reports and information are available to the public free of charge on SEDAR at www.sedar.com. In addition, we file reports and information with the SEC under the Exchange Act in accordance with the Exchange Act’s reporting requirements for foreign private issuers. See below under “Additional Information for U.S. Investors” for a description of how U.S. investors may obtain copies of these documents. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

     You should rely only on the information contained in or incorporated by reference into this Prospectus or contained in any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

     Sales of any common shares pursuant to this Prospectus also includes the rights to purchase a number of common shares on the terms and conditions set forth in the Company’s Shareholder Rights Plan Agreement (the “Rights”) that are attached to and trade with each of the common shares. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the common shares, and will have no value, except as reflected in the market price of the common shares to which they are attached. The Rights are described in detail below under “Description of Common Shares – Shareholder Rights”).

     References in this Prospectus and any Prospectus Supplement to “$” are to Canadian dollars and to “US$” are to United States dollars.

     References in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Northern Dynasty” or the “Company” refer to Northern Dynasty Minerals Ltd. and each of its material subsidiaries, unless the context otherwise requires.

DOCUMENTS INCORPORATED BY REFERENCE

     Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the Canadian Qualifying Jurisdictions, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may also be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and on EDGAR at www.sec.gov.

     The following documents that we have (i) filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer, and (ii) filed with or furnished to the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  our annual information form for the year ended December 31, 2014, dated March 30, 2015 (the “2014 AIF”), as filed on SEDAR on March 31, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 12, 2016;

  our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC (the “2014 20-F”) on May 15, 2015 and filed on SEDAR on February 19, 2016;

  our Amendment No. 1 to annual report on Form 20-F filed with the SEC on May 22, 2015 and filed on SEDAR on February 19, 2016;

  our notice of meeting and management information circular dated June 8, 2015 distributed in connection with the annual and special meeting of shareholders of the Company held on July 7, 2015, as filed on SEDAR on June 10, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on September 14, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three month period ended March 31, 2015 and our associated management’s discussion and analysis for the three month period ended March 31, 2015, as filed on SEDAR on May 15, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on May 26, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three and six month periods ended June 30, 2015 and our associated management’s discussion and analysis for the six month period ended June 30, 2015, as filed on SEDAR on August 14, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on August 19, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three and nine month periods ended September 30, 2015 and our associated management’s discussion and analysis for the nine month period ended September 30, 2015, as filed on SEDAR on November 16, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on November 19, 2015;

  our material change report dated January 19, 2015 regarding the closing of the special warrant offering completed in December 2014 and January 2015, as filed on SEDAR on January 19, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 3, 2015;

  our material change report dated September 21, 2015 regarding the closing of the special warrant offering completed in August and September 2015, as filed on SEDAR on September 21, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on October 8, 2015;

  our material change report dated January 29, 2016 regarding the closing of the acquisition of Mission Gold Ltd., as filed on SEDAR on January 29, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 12, 2016; and

  our material change report dated February 25, 2016 regarding the restructuring of the board of directors, as filed on SEDAR on February 25, 2016 and in corporate into our report of foreign issuer on Form 6-K furnished to the SEC on February 26, 2016.

     All documents of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus, and before the termination of the Offering, are deemed to be incorporated by reference into this Prospectus.

     Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

     In addition, this Prospectus shall also be deemed to incorporate by reference the following information that is filed or furnished to the SEC by us under the Exchange Act after (i) the earlier of the date of the Registration Statement and the date of this Prospectus, until (ii) the termination of any offering made pursuant to this Prospectus:

  all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we may file with the SEC under Exchange Act any Form 10-Q or Form 8-K that we may file with the SEC under the Exchange Act, and any Form 6-K that we furnish to the SEC under the Exchange Act where we have identified in such form that it is being incorporated by reference into the Registration Statement of which this prospectus forms a part.

     The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

     Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

     A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that contains the statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.

     Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

  our expectations regarding the potential for permitting of a mine at the Pebble Project;

  the outcome of legal proceedings in which we are engaged;

  our expected financial performance in future periods;

  our plan of operations, including our plans to carry out and finance exploration and development activities;

  our ability to raise capital for exploration and development activities;

  our expectations regarding the exploration and development potential of the Pebble Project; and

  factors relating to our investment decisions.

     Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

     Key assumptions upon which the Company’s forward-looking information are based include:

  that the Company will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

  that the market prices of copper, gold, molybdenum and silver will not further significantly decline or stay depressed for a lengthy period of time;

  that we will be able to secure sufficient capital necessary for the litigation, continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

  that key personnel will continue their employment with us; and

  we will continue to be able to secure minimal adequate financing on acceptable terms.

     Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

     Some of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

  the outcome of legal and political challenges with which we are engaged regarding the Pebble Project;

  ability to obtain permitting for a mine at the Pebble Project;

  ability to continue to fund the exploration and development activities;

  the highly cyclical nature of the mineral resource exploration business;

  the exploration stage of the Pebble Project and the lack of known reserves on the Pebble Project;

  ability to establish that the Pebble Project contains commercially viable deposits of ore;

  ability to recover the financial statement carrying values of the Pebble Project if the Company ceases to continue on a going concern basis;

  the potential for loss of the services of key executive officers;

  a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

  the volatility of copper, gold, molybdenum and silver prices and mining share prices;

  the inherent risk involved in the exploration, development and production of minerals, the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

  the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

  potential claims by third parties to titles or rights involving the Pebble Project;

  the possible inability to insure our operations against all risks;

  the highly competitive nature of the mining business; and

  the dilution to current shareholders from future equity financings is currently uncertain.

     This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above. See “Risk Factors”.

     Our forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

     We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
MINERAL RESERVE AND RESOURCE ESTIMATES

     This Prospectus, including the documents incorporated by reference herein, uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by companies in the United States (“US companies”).

     In addition, this Prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. These classifications adhere to the mineral resource and mineral reserve definitions and classification criteria developed by the Canadian Institute of Mining and are more particularly described in our 2014 Form 20-F and amendment thereto. We advise United States investors that while the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” are recognized and required by Canadian regulations, the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

     Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

     It cannot be assumed that all or any part of “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” in this Prospectus is economically or legally mineable.

     In addition, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

     For the above reasons, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

GLOSSARY

     In this Prospectus the following terms mean:

AIF	means Northern Dynasty’s annual information form for the year ended December 31, 2014, which is dated March 30, 2015.

EPA	means United States Environmental Protection Agency.

Pebble Project	the Company’s only material mineral project which is a large copper-gold-molybdenum- silver mineral project located in the southwest part of the State of Alaska, USA.

2014 Pebble Technical Report

the 43-101 technical report entitled “2014 Technical Report on the Pebble Project, Southwest Alaska, USA” by J. David Gaunt, P.Geo., James Lang, P.Geo, Eric Titley, P.Geo. and Ting Lu, P. Eng., effective date December 31, 2014.

SEC	means the United States Securities and Exchange Commission.

SEDAR	means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

TSX	means the Toronto Stock Exchange.

U.S. Securities Act	means United States Securities Act of 1933, as amended.

NORTHERN DYNASTY MINERALS LTD.

     This summary highlights information contained elsewhere or incorporated by reference in this document. You should read this entire document carefully, including the section entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this document or incorporated by reference herein.

Overview

     Northern Dynasty is a mineral exploration company existing under the British Columbia Corporations Act focused on developing the Pebble copper-gold-molybdenum-silver mineral project located in the state of Alaska, U.S. (the “Pebble Project”). The Pebble Project is located in southwest Alaska, 19 miles (30 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

     Our Alaska mineral resource exploration business is operated through an Alaskan registered limited partnership, the Pebble Limited Partnership (the “Pebble Partnership” or “PLP”), in which we own a 100% interest through an Alaskan general partnership, the Northern Dynasty Partnership. Pebble Mines Corp., a 100% indirectly owned subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

     We currently have negative operating cash flow because we currently have no revenues. In addition, as a result of our business plans for development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. In addition, our cash flow from operations will be affected in the future by expenses that we incur in connection with the Pebble Project. We will require substantial additional capital in order to fund our planned exploration and development activities. See “Risk Factors”.

     RECENT DEVELOPMENTS

Recent Financings and Acquisitions

2015 Special Warrant Financing

     We completed the offer and sale of an aggregate of 37,600,000 Special Warrants at a price of $0.399 per Special Warrant for gross proceeds of approximately $15.0 million as follows:

  an initial 25,624,408 Special Warrants were issued and sold on August 28, 2015 for gross proceeds of $10.2 million; and

  a subsequent 11,975,592 Special Warrants were issued and sold on September 9, 2015 for gross proceeds of $4.8 million.

     All Special Warrants have subsequently been converted into common shares on a one-for-one basis effective November 13, 2015.

     The net proceeds of the offering of approximately $14.4 million were used to continue to fund a multidimensional strategy, including certain expenditures to address the Environmental Protection Agency’s (“EPA”) preemptive regulatory process under Section 404(c) of the Clean Water Act and prepare the Pebble Project to initiate federal and state permitting under NEPA. Over the past few months, our focus has been on litigation related to potential violations of the FACA. Funds were also spent on litigation relating to the EPA’s statutory authority to act pre-emptively under the Clean Water Act, potential violations of FOIA, as well as facilitation of various third-party investigations of EPA actions with respect to the Pebble Project. Additionally, funds were used to maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government, Alaska Native partners and broader stakeholder groups, maintain the Pebble Project, the Pebble Site and Pebble claims in good standing and continue environmental monitoring, and for general and administration costs to maintain the Company in good standing and advance a potential partner(s) transaction.

Acquisition of dormant listed issuer with $4.7 million in cash

     On August 31, 2015, we entered into an arrangement agreement (the “Arrangement Agreement”) with TSX Venture Exchange-listed Cannon Point Resources Ltd. (“Cannon Point”) whereby we agreed to acquire 100% of the issued and outstanding Cannon Point shares for approximately 12.9 million common shares of the Company (the “Arrangement”). The purpose of acquiring Cannon Point was for the cash held by Cannon Point that will be used to advance the Company’s objectives. Under the Arrangement, Cannon Point shareholders (other than dissenting shareholders) received the certain Arrangement consideration, being 0.376 of a common share of the Company (the “Exchange Ratio”), subject to adjustment in accordance with the terms of the Arrangement Agreement. Upon completion of the transactions contemplated by the Arrangement Agreement, Cannon Point shareholders (other than dissenting shareholders) became shareholders of Northern Dynasty. All outstanding Cannon Point options and Cannon Point warrants were converted to replacement options and replacement warrants, as the case may be, to acquire Northern Dynasty common shares after giving effect to the Exchange Ratio. All such replacement options, with the exception of those options granted to charities, Fiore Management & Advisory Corp. and any optionees of Cannon Point who are continuing as directors of Northern Dynasty which will have the same expiry date as the original Cannon Point options, will under the Arrangement’s terms, expire 90 days after the effective date of the Arrangement. All such replacement warrants will expire in accordance with their original terms.

     Gordon Keep was nominated by Cannon Point as its nominee to the Company’s board on completion. Holders of approximately 21% of Cannon Point common shares agreed to support the Arrangement, including shareholders associated with Fiore Management & Advisory Corp., a mining advisory company in which Mr. Keep is an executive. Cannon Point has no currently active operations or assets other than cash.

     We have applied the significance tests set forth in National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and Item 11 of Regulation S-X and has concluded, based on a comparative analysis of the assets, investments and profit or less relating to Cannon Point, that the acquisition of Cannon Point is not be a “significant acquisition” for the Company under either (i) NI 51-102, or (ii) Item 11 of Regulation S-X. Accordingly, we will not be filing financial statements of Cannon Point in connection with the acquisition and have not included any financial statements of Cannon Point with this Prospectus.

     We completed the acquisition of Cannon Point on October 29, 2015. Pursuant to the Arrangement, we issued an aggregate of 12,881,344 common shares to the former shareholders of Cannon Point in accordance with the Exchange Ratio. In addition, an aggregate of 8,375,000 share purchase warrants of Cannon Point were exchanged for an aggregate of 3,149,000 share purchase warrants of Northern Dynasty exercisable at a price of $2.13 per share on or before December 17, 2015, and an aggregate of 3,312,500 stock options of Cannon Point were exchanged for an aggregate of 1,245,500 stock options of Northern Dynasty with exercise prices ranging from $0.29 to $0.43 per share. All such options expired on January 29, 2016, with the exception of an aggregate of 676,800 options which will retain their original expiry date.

Acquisition of Mission Gold Ltd.

     On October 8, 2015, we entered into a binding letter of intent to acquire 100% of the TSX Venture Exchange-listed Mission Gold Ltd. (“Mission”); and on October 30, 2015, we and Mission entered into a definitive arrangement agreement in respect of the acquisition. Mission’s primary assets are approximately $9 million in cash and a 100% interest in the Alto Parana titanium project. It was a condition of closing that Mission enter into a binding agreement with a third party acceptable to the Company for the sale of its wholly owned subsidiary, CIC Resources Inc., which indirectly holds the Alto Parana titanium project. The purpose of acquiring Mission is for the cash and cash equivalents held by Mission that will be used to advance the Company’s objectives.

     The transaction completed on December 24, 2015 by way of a statutory plan of arrangement whereby each share of Mission was exchanged for 0.55 of a Northern Dynasty common share resulting in Northern Dynasty issuing 27,593,341 Northern Dynasty common shares to Mission shareholders, subject to adjustment if adjusted net working capital is below a certain threshold. The outstanding Mission warrants were exchanged for 16,673,348 warrants of Northern Dynasty having a weighted average exercise price of $0.97.

     Northern Dynasty has appointed Mr. Marcel de Groot, as a nominee of Mission, to its board of directors in connection with the closing of the acquisition.

     We have applied the significance tests set forth in National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and Item 11 of Regulation S-X and has concluded, based on a comparative analysis of the assets, investments and profit or less relating to Mission, that the acquisition of Mission is not be a “significant acquisition” for the Company under either (i) NI 51-102, or (ii) Item 11 of Regulation S-X. Accordingly, we will not be filing financial statements of Mission in connection with the acquisition and have not included any financial statements of Mission with this Prospectus.

December 2015 Common Share Financing

     On December 23, 2015, we announced the completion of the offer and sale of an aggregate of 12,573,292 common shares at a price of $0.412 per share on a private placement basis for gross proceeds of approximately $5.28 million.

     Northern Dynasty has appointed Mr. Desmond Balakrishnan to its board of directors on December 15, 2015.

2014 $15.5 million Special Warrant Financing

     On December 31, 2014 and January 13, 2015, we completed the offer and sale of an aggregate of 35,962,735 special warrants at a price of $0.431 per Special Warrant for gross proceeds of approximately $15.5 million (the “December 2014 Offering”). All special warrants have subsequently been exercised and a total of 35,962,735 common shares have been issued.

     The proceeds of the December 2014 Offering were used to implement a multi-pronged strategy to address the EPA’s pre-emptive CWA 404(c) regulatory action, to maintain relationships with governments, Alaska Native groups and other stakeholders, and corporate costs. The intended use of proceeds was predicated on a 12-month period and contemplated significant curtailing of certain operations. Due to the initial success of the EPA strategy (and the inherent uncertainty as to timing and costs associated with that strategy), the Company elected not to curtail its operations as originally envisaged, but rather pursued additional financing to carry out its stated strategy. Accordingly, the funds raised were effectively depleted at the end of May 2015 rather than December 2015 as budgeted.

Update on Environmental Protection Agency and Bristol Bay Watershed Assessment

     Counsel for Northern Dynasty and the Pebble Partnership submitted numerous letters to the independent Office of the EPA Inspector General ("OIG") since January 2014, raising concerns of apprehension of bias, process irregularities and undue influence by environmental organizations in the EPA's preparation of the Bristol Bay Watershed Assessment. In response to Congressional and other requests, on May 2, 2014, the OIG’s office announced that it would investigate the EPA’s conduct in preparing ‘An Assessment of Potential Mining Impacts on Salmon Ecosystems of Bristol Bay, Alaska’, "to determine whether the EPA adhered to laws, regulations, policies and procedures in developing its assessment of potential mining impacts in Bristol Bay, Alaska." On January 13, 2016, the OIG published its report (the “OIG Report”). While acknowledging significant “scope limitations” in its review and subsequent OIG Report, the OIG concluded that: “we found no evidence of bias in how the EPA conducted its assessment of the Bristol Bay watershed, or that the EPA pre-determined the assessment outcome,” but that an EPA Region 10 employee may have been guilty of “a possible misuse of position.”

     Several other investigations of EPA conduct at Pebble contradict the OIG Report. The US Congress’ House Committee on Oversight and Government Reform found “that EPA employees had inappropriate contact with outside groups and failed to conduct an impartial, fact-based review of the proposed Pebble mine.” Former United States Senator and Defense Secretary William S. Cohen1 said his investigation “raise(s) serious concerns as to whether EPA orchestrated the process to reach a pre-determined outcome; had inappropriately close relationships with anti-mine advocates; and was candid about its decision-making process.”

     The findings of the OIG Report are not expected to materially affect the Pebble Partnership strategy for addressing the EPA’s CWA 404(c) regulatory action. The Company remains confident that the Pebble Project will ultimately enter federal and state permitting unencumbered by any extraordinary development restrictions.

_______________________________________
1 October 2015 Report by The Cohen Group, retained by the Pebble Partnership to conduct an independent review of whether the EPA acted fairly in connection with its evaluation of potential mining in the Bristol Bay watershed.

Changes to the Board of Directors

     On February 25, 2016, the Company announced that Gordon Fretwell, Marchand Snyman, Wayne Kirk, Russell Hallbauer, Peter Mitchell and Scott Cousens resigned as directors of the Company. The Company further announced that Mr. David De Witt has been appointed to the board of directors. The board of directors is now comprised of seven members: David De Witt, Desmond Balakrishnan, Ronald Thiessen, Robert Dickinson, Ken Pickering, Marcel de Groot and Gordon Keep.

USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

     All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our capitalization and indebtedness as of September 30, 2015. The information presented should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2014 and 2013 and our unaudited interim consolidated financial statements as at and for the nine months ended September 30, 2015, which are incorporated by reference in this Prospectus.

Description	As at September 30, 2015 ($ thousands)
Liabilities
Total Current Liabilities	13,933
Total Liabilities	13,933
Equity
Share Capital	404,154
Reserves	105,242
Deficit	(366,716)
Total Equity	142,680

     There have been no material changes in our share and debt capital, on a consolidated basis, since September 30, 2015, being the date of the Company’s most recently filed unaudited condensed consolidated interim financial statements incorporated by reference in this Prospectus, other than the issuance of the following securities:

(i)	37,600,000 common shares of the Company upon the exercise of 37,600,000 Special Warrants;

(ii)	3,657,500 stock options of the Company with an exercise price of $0.50;

(iii)	1,245,000 stock options of the Company issued in connection with the acquisition of Cannon Point;

(iv)	12,881,344 common shares of the Company issued in connection with the acquisition of Cannon Point;

(v)	12,573,292 common shares issued in connection with a private placement;

(vi)	27,593,341 common shares and 16,673,348 warrants issued in connection with the acquisition of Mission; and

(v)	155,100 common shares of the Company issued upon exercise of stock options

PLAN OF DISTRIBUTION

     The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

     The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

     Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DIVIDEND POLICY

     The Company has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company’s board of directors will review this policy from time to time having regard to the Company’s financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

Authorized Capital

     The Company’s authorized capital consists of an unlimited number of common shares without par value.

Common Shares

     As of March 7, 2016, there were 222,150,876 common shares outstanding.

     Information regarding the number of common shares outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common shares outstanding as at September 30, 2015 is provided in our unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2015 (our “2015 Q3 FS”). Our 2014 Form 20-F and our 2015 Q3 FS are each incorporated by reference herein.

     All of our common shares rank equally as to dividends, voting rights and as to any distribution of our assets, or on us being wound-up or liquidated. There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights attached to our common shares. None of our currently outstanding common shares are subject to any call or assessment.

Options to Purchase Common Shares

     Information regarding the number of common share purchase options outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common share purchase options outstanding as at September 30, 2015 is provided in our 2015 Q3 FS.

Our Articles

Information regarding certain material provisions of (i) our Notice of Articles and Articles, and (ii) certain provisions of the British Columbia Business Corporations Act (the “Business Corporations Act”) applicable to the Company is included in our 2014 Form 20-F.

Shareholder Rights

     Attached to and trading with each of the Company’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2013 (the “Shareholder Rights Plan”) as described below under “Shareholder Rights Plan.

     The terms of the Rights granted under the Shareholders Rights Plan are summarized as follows:

Term

     The Shareholder Rights Plan (unless terminated earlier) will remain in effect until termination of the annual meeting of shareholders of the Company in 2016 unless the term of the Shareholder Rights Plan is extended beyond such date by resolution of shareholders at such meeting.

Issuance of Rights

     Under the Shareholder Rights Plan, one Right was issued by the Company in respect of each common share (a “Voting Share”) outstanding as of the close of business (Vancouver time) (the “Record Time”) on the effective date of May 17, 2013 (the “Effective Date”). “Voting Shares” include the common shares and any other shares of the Company entitled to vote generally in the election of all directors. One Right has been and will also be issued for each additional Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time, subject to the earlier termination or expiration of the Rights as set out in the Shareholder Rights Plan.

     As of the Effective Date and the date hereof, the only Voting Shares outstanding were the common shares.

Certificates and Transferability

     Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for common shares issued after the Record Time. Rights are also attached to common shares outstanding on the Effective Date, although share certificates issued prior to the Effective Date will not bear such a legend. Shareholders are not required to return their certificates in order to have the benefit of the Rights. Prior to the Separation Time, Rights will trade together with the common shares and will not be exercisable or transferable separately from the common shares. From and after the Separation Time, the Rights will become exercisable, will be evidenced by Rights Certificates and will be transferable separately from the common shares.

Separation of Rights

     The Rights will become exercisable and begin to trade separately from the associated common shares at the “Separation Time” which is generally (subject to the ability of the Board to defer the Separation Time) the close of business on the tenth trading day after the earliest to occur of:

  a public announcement that a person or group of affiliated or associated persons or persons acting jointly or in concert has become an “Acquiring Person”, meaning that such person or group has acquired Beneficial Ownership (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares other than as a result of: (i) a reduction in the number of Voting Shares outstanding; (ii) a “Permitted Bid” or “Competing Permitted Bid” (as defined below); (iii) acquisitions of Voting Shares in respect of which the Board has waived the application of the Rights Agreement; (iv) other specified exempt acquisitions and pro rata acquisitions in which shareholders participate on a pro rata basis; or (v) an acquisition by a person of Voting Shares upon the exercise, conversion or exchange of a security convertible, exercisable or exchangeable into a Voting Share received by a person in the circumstances described in (ii), (iii) or (iv) above;

  the date of commencement of, or the first public announcement of an intention of any person (other than the Company or any of its subsidiaries) to commence a takeover bid (other than a Permitted Bid or a Competing Permitted Bid) where the Voting Shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% of more of the outstanding Voting Shares; and

  the date upon which a Permitted Bid or Competing Permitted Bid ceases to qualify as such. Promptly following the Separation Time, separate certificates evidencing rights (“Rights Certificates”) will be mailed to the holders of record of the Voting Shares as of the Separation Time and the Rights Certificates alone will evidence the Rights.

Rights Exercise Privilege

     After the Separation Time, each Right entitles the holder thereof to purchase one common share at an initial “Exercise Price” equal to three times the “Market Price” at the Separation Time. The Market Price is defined as the average of the daily closing prices per share of such securities on each of the 20 consecutive trading days through and including the trading day immediately preceding the Separation Time. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-In Event”), the Rights entitle the holder thereof to receive, upon exercise, such number of common shares which have an aggregate Market Price (as of the date of the Flip-In Event) equal to twice the then Exercise Price of the Rights for an amount in cash equal to the Exercise Price. Essentially, following a Flip-In Event, the Rights entitle the holder thereof to purchase two times the number of common shares that the holder could have otherwise acquired for the same purchase price. In such event, however, any Rights beneficially owned by an Acquiring Person (including affiliates, associates and other acting jointly or in concert therewith), or a transferee of any such person, will be null and void. A Flip-In Event does not include acquisitions approved by the Board or acquisitions pursuant to a Permitted Bid or Competing Permitted Bid.

Permitted Bid Requirements

     A bidder can make a takeover bid and acquire Voting Shares without triggering a Flip-In Event under the Rights Plan if the takeover bid qualifies as a Permitted Bid. The requirements of a “Permitted Bid” include the following:

  the takeover bid must be made by means of a takeover bid circular;

  the takeover bid is made to all holders of Voting Shares on the books of the Company, other than the offeror;

  no Voting Shares are taken up or paid for pursuant to the takeover bid unless more than 50% of the Voting Shares held by “independent shareholders” (as defined): (i) shall have been deposited or tendered pursuant to the take-over bid and not withdrawn; and (ii) have previously been or are taken up at the same time;

  the takeover bid contains an irrevocable and unqualified provision that, no Voting Shares will be taken up or paid for pursuant to the takeover bid prior to the close of business on the date which is not less than 60 days following the date of the takeover bid;

  the takeover bid contains an irrevocable and unqualified provision that, Voting Shares may be deposited pursuant to such takeover bid at any time during the period of time between the date of the takeover bid and the date on which Voting Shares may be taken up and paid for and any Voting Shares deposited pursuant to the takeover bid may be withdrawn until taken up and paid for; and

  the takeover bid contains an irrevocable and unqualified provision that, if on the date on which Voting Shares may be taken up and paid for under the takeover bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the takeover bid and not withdrawn, the offeror will make public announcement of that fact and the takeover bid will remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of such public announcement.

     The Shareholder Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all of the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days (the minimum period required under Canadian securities laws).

Permitted Lock-Up Agreements

     A person will not become an Acquiring Person by virtue of having entered into an agreement (a “Permitted Lock-Up Agreement”) with a Shareholder whereby the Shareholder agrees to deposit or tender Voting Shares to a takeover bid (the “Lock-Up Bid”) made by such person, provided that the agreement meets certain requirements including:

  the terms of the agreement are publicly disclosed and a copy of the agreement is publicly available not later than the date of the Lock-Up Bid or, if the Lock-Up Bid has not been made prior to the date on which such agreement is entered into, not later than the first business day following the date of such agreement;

  the holder who has agreed to tender Voting Shares to the Lock-Up Bid made by the other party to the agreement is permitted to terminate its obligation under the agreement, and to terminate any obligation with respect to the voting of such Voting Shares, in order to tender Voting Shares to another takeover bid or to support another transaction where: (i) the offer price or value of the consideration payable under the other takeover bid or transaction is greater than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares to the Lock-Up Bid, or is greater than a specified minimum which is not more than 7% higher than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares under the Lock-Up Bid; and (ii) if the number of Voting Shares offered to be purchased under the Lock-Up Bid is less than all of the Voting Shares held by Shareholders (excluding Voting Shares held by the offeror), the number of Voting Shares offered to be purchased under the other takeover bid or transaction (at an offer price not lower than in the Lock-Up Bid) is greater than the number of Voting Shares offered to be purchased under the Lock-Up Bid or is greater than a specified number which is not more than 7% higher than the number of Voting Shares offered to be purchased under the Lock-Up Bid; and

  no break-up fees, top-up fees, or other penalties that exceed in the aggregate the greater of 2.5% of the price or value of the consideration payable under the Lock-Up Bid and 50% of the increase in consideration resulting from another takeover bid or transaction shall be payable by the holder if the holder fails to deposit or tender Voting Shares to the Lock-Up Bid.

Waiver and Redemption

     If a potential offeror does not desire to make a Permitted Bid, it can negotiate with, and obtain the prior approval of, the Board to make a takeover bid by way of a takeover bid circular sent to all holders of Voting Shares on terms which the Board considers fair to all Shareholders. In such circumstances, the Board may waive the application of the Shareholder Rights Plan thereby allowing such bid to proceed without dilution to the offeror. Any waiver of the application of the Shareholder Rights Plan in respect of a particular takeover bid shall also constitute a waiver of any other takeover bid which is made by means of a takeover bid circular to all holders of Voting Shares while the initial takeover bid is outstanding. The Board may also waive the application of the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Voting Shares within 14 days or such earlier or later date as may be specified by the Board. With the prior consent of the holders of Voting Shares, the Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to the foregoing, waive the application of the Shareholder Rights Plan to such Flip-in Event. The Board may, with the prior consent of the holders of Voting Shares, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right. Rights are deemed to be redeemed following completion of a Permitted Bid, a Competing Permitted Bid or a takeover bid in respect of which the Board has waived the application of the Rights Plan.

Protection against Dilution

     The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.

Exemptions for Investment Advisors

     Investment advisors (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies) and administrators or trustees of registered pension plans or funds acquiring greater than 20% of the Voting Shares are exempted from triggering a Flip-In Event, provided they are not making, either alone or jointly or in concert with any other person, a takeover bid.

Duties of the Board

     The adoption of the Shareholder Rights Plan will not in any way lessen or affect the duty of our board of directors to act honestly and in good faith with a view to the best interests of the Company. Our board, when a takeover bid or similar offer is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Amendment

     We may make amendments to the Shareholder Rights Plan at any time to correct any clerical or typographical error and may make amendments which are required to maintain the validity of the Shareholder Rights Plan due to changes in any applicable legislation, regulations or rules. The Company may, with the prior approval of Shareholders (or the holders of Rights if the Separation Time has occurred), supplement, amend, vary, rescind or delete any of the provisions of the Shareholder Rights Plan.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or other Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or other Securities offered by any Prospectus Supplement, and may be attached to or separate from those Securities. Warrants will not, however, be offered for sale separately or to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction. While the terms summarized below will apply generally to any Warrants that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

     Any Warrants issued will be issued under and governed by the terms of one or more warrant indentures or agreement (each a “Warrant Indenture”) between the Company and a warrant trustee or warrant agent (a “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

     This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

     The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of Warrants;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Common Shares or other Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or other Securities may be purchased upon exercise of each Warrant;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

  any minimum or maximum number of Warrants that may be exercised at any one time;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

  whether the Warrants will be listed on an exchange;

  material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Warrants; and

  any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

     Prior to the exercise of Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or other Securities issuable upon exercise of the Warrants.

Exercise of Warrants

     Each Warrant will entitle the holder to purchase the Securities that the Company specifies in the applicable Prospectus Supplement at the exercise price described therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

     Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

     Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender Securities as all or part of the exercise price for Warrants.

Anti-Dilution

     The Warrant Indenture will specify that, upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, Warrants exercisable for Common Shares will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants that are exercisable for Common Shares.

Global Securities

     The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

     The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

     The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

     The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

     The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

     The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE MKT relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

     The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g. an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  whether the Subscription Receipts will be listed on an exchange;

  material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

  any other terms of the Subscription Receipts.

     The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

     The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

     The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

     The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

     The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

     The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

     The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any issue of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

      The Company will also add to disclosure in any subsequent Prospectus Supplement whereby Units are offered the form of any unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the issue of Units being offered, and any supplemental agreements. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of any Unit Agreement and any supplemental agreements applicable to a particular issue of Units. The Company urges you to read the applicable Prospectus Supplements relating to the particular issue of Units that the Company sells under this Prospectus, as well as any Unit Agreement and any supplemental agreements that contain the terms of the Units. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Unit Agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

General

     The Company may issue Units comprising of any combination of Common Shares, Warrants, or Subscription Receipts. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The Company will describe in the applicable Prospectus Supplement the terms of the issue of Units, including: the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of any governing Unit Agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units. The provisions described in this section, as well as those described under “Description of Common Shares, “Description of Warrants” and “Description of Subscription Receipts”, will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

     The Company may issue Units in such amounts and in numerous distinct series as the Company may determine.

Enforceability of Rights by Holders of Units

     Each Unit Agent will act solely as the Company’s agent under any applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single trust company may act as a Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by us under any applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit may, without the consent of any related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit. The Company, any Unit Agents, and any of the Company’s or their agents may treat the registered holder of any Unit certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

BOOK-ENTRY ONLY SECURITIES

     Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”). Each of the underwriters, dealers or agents, as the case may be, named in a Prospectus Supplement will be a CDS Participant or will have arrangements with a CDS Participant. On the closing of a book-entry only offering, the Company may cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form or non-certificated form will be entitled to a certificate or other instrument from the Company or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its CDS Participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

     If the Company determines, or CDS notifies the Company in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then the Securities will be issued in fully registered form to holders or their nominees

Transfer, Conversion or Redemption of Securities

     Transfer of ownership, conversion or redemption of Securities will be effected through records maintained by CDS or its nominee for such Securities with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through CDS Participants.

     The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Notices

     Payments of principal, redemption price, if any, dividends and interest, as applicable, on each Security will be made by the Company to CDS or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by CDS or its nominee in the appropriate amounts to the relevant CDS Participants. Payments to holders of Securities of amounts so credited will be the responsibility of the CDS Participants.

     As long as CDS or its nominee is the registered holder of the Securities, CDS or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption price, if any, dividends and interest due on the Securities to CDS or its nominee.

     Each holder must rely on the procedures of CDS and, if such holder is not a CDS Participant, on the procedures of the CDS Participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing policies of CDS and industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Securities, CDS would authorize the CDS Participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by the Company, any Trustee and CDS. Any holder that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

     The Company, the underwriters, dealers or agents and any Trustee identified in a Prospectus Supplement, as applicable, will not have any liability or responsibility for: (i) records maintained by CDS relating to beneficial ownership interest in the Securities held by CDS or the book-entry accounts maintained by CDS; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to CDS and contained herein or in any Trust Indenture with respect to the rules and regulations of CDS or at the directions of the CDS Participants.

RISK FACTORS

     An investment in the securities of the Company is considered speculative and involves a high degree of risk due to, among other things, the nature of the Company’s business, the present stage of its development and the permitting required for the Pebble Project. You should carefully consider the risk factors set forth in (i) our 2014 Form 20-F, as incorporated by reference herein, (ii) our subsequent filings under the Exchange Act, and (iii) this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus.

     The operations of the Company are speculative due to the high risk nature of its business which is the exploration, permitting and development of mineral properties and ultimately the operating of mineral properties as mines. If we do not successfully address any of the risks described herein or therein, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of the common shares may decline. In addition, our inability to successfully address these risks could cause actual events to differ materially from those described in forward-looking statements relating to the Company. We can provide no assurance that we will successfully address these risks.

     In addition to information set out elsewhere in this Prospectus and contained in our 2014 Form 20-F, we face the following risks:

Inability to achieve mine permitting of the Pebble Project will have an adverse effect on our business and operations

     The principal risk facing the Company is that it will ultimately be unable to secure the necessary permits under United States federal and Alaskan state laws to build and operate a mine at the Pebble Project. There are prominent and well organized opponents of the Pebble Project and the Company may be unable, even if we are able to demonstrate solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince mining regulatory authorities that a mine should be permitted at the Pebble Project. If we are unable to secure the necessary permits to build a mine at the Pebble Project, we may be unable to achieve revenues from operations and/or recover our investment in the Pebble Project.

The Company will be required to seek additional capital; the Company’s inability to obtain additional capital could have a material adverse effect on its operations

     While the Company has prioritized the available resources in order to meet key corporate and Pebble Project expenditure requirements, the Company will seek to source significant additional financing. Such financing may include any of, or a combination of: debt, equity and/or contributions from possible new Pebble Project participants. In light of the recent significant depreciation of the Canadian dollar and that the vast majority of the Company’s expenditures are in United States dollars, that the Pebble Project will require additional engineering and technical expenditures beyond what is contemplated in the current budget, and the possibility that legal expenditures may exceed current budget expectations, it is possible that additional financing may well be required. There can be no assurances that the Company will be successful in obtaining any such additional financing. If the Company is unable to raise the necessary capital resources to meet obligations as they come due, the Company will at some point have to further reduce or curtail its operations.

We currently have a negative operating cash flow and failure to achieve profitability and positive operating cash flow may have a material adverse effect on our financial condition and results of operation

     The Company currently has a negative operating cash flow and is anticipated to continue to have that for the foreseeable future. The Company’s failure to achieve profitability and positive operating cash flows could have a material adverse effect on its financial condition and results of operations.

The common shares may experience price and volume volatility and the market price for the common shares may drop below the price you paid

     In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations, which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of the common shares, and the price may decline below their acquisition cost. As a result of this volatility, investors may not be able to sell the common shares at or above their acquisition cost.

     Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in the countries where we carry on business and globally, and market perceptions of the attractiveness of particular industries. The price of securities of the Company is also likely to be significantly affected by short-term changes in commodity prices, other precious metal prices or other mineral prices, currency exchange fluctuation and the political environment in the countries in which we do business and globally.

     In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Sales of substantial amounts of the common shares may have an adverse effect on the market price of the common shares of the Company

     Sales of substantial amounts of the common shares of the Company, or the availability of such securities for sale, could adversely affect the prevailing market prices for the common shares. A decline in the market prices of the common shares of the Company could impair our ability to raise additional capital through the sale of securities should it desire to do so.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors

     The Company was likely a “passive foreign investment company” (a “PFIC”) within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

     If the Company is a PFIC for any year during a U.S. taxpayer’s holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of the common shares as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions will generally apply to certain “excess distributions” in respect of the common shares. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective “qualified electing fund” (“QEF”) election or “mark-to-market” election with respect to the common shares. A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year. A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of the common shares over the taxpayer’s adjusted cost basis in such shares.

     If any of the foregoing events, or other risk factor events described in our 2014 AIF, 2014 Form 20-F and any other document incorporated by reference herein or elsewhere herein occur, our business, financial condition or results of operations could suffer. In that event, the market price of our securities could decline and investors could lose all or part of their investment.

PRIOR SALES

     During the 12 month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security
March 3, 2015	9,943,589 Common Shares(1)	N/A
April 16, 2015	65,000 Common Shares(1)	N/A
June 3, 2015	7,180,000 Common Shares(1)	N/A
June 22, 2015	8,496,132 Common Shares(1	N/A
July 3, 2015	10,278,014 Common Shares(1)	N/A
August 28, 2015	25,624,408 Special Warrants(2)	$0.399
September 9, 2015	11,975,592 Special Warrants(2)	$0.399
October 20, 2015	3,657,500 Stock Options	$0.50
October 29, 2015	12,881,344 Common Shares(3)	$0.399
October 29, 2015	1,245,000 Stock Options(3)	See Note(4)
October 29, 2015	3,149,000 Warrants(3)	$2.13
November 13, 2015	37,600,000 Common Shares(1)	N/A
November 30, 2015	18,800 Common Shares	$0.37
December 23, 2015	12,573,292 Common Shares	$0.412
December 24, 2015	27,593,341 Common Shares(5)	$0.425
December 24, 2015	13,801,672 Warrants(5)	$0.55
December 24, 2015	2,871,667 Warrants(5)	$3.00
January 13, 2016	61,100 Common Shares	$0.37
January 13, 2016	37,600 Common Shares	$0.29
January 27, 2016	37,600 Common Shares	$0.29

Note:
(1)	The common shares were issued on exercise of Special Warrants at no additional cost to the holder.
(2)	See “Recent Developments – Recent Financings and Acquisitions – Special Warrant Financing”.
(3)

Issued in connection with the acquisition by the Company of Cannon Point. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of dormant listed issuer with $4.7 million in cash”).

(4)

The exercise price of the stock options is determined by adjusting the original exercise price by the exchange ratio. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of dormant listed issuer with $4.7 million in cash”).

(5)	Issued in connection with the acquisition by the Company of Mission. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of Mission Gold Ltd.”).

TRADING PRICE AND VOLUME

     The Company’s common shares are listed on the TSX under the trading symbol “NDM” and on the NYSE MKT under the trading symbol “NAK”.

     The following table sets forth the reported high and low sale prices in Canadian dollars for the common shares on the TSX for the fiscal, quarterly and monthly periods indicated.

	High	Low
Fiscal 2011	$21.50	$5.16
Fiscal 2012	$8.13	$2.23
Fiscal 2013	$4.19	$1.07
Fiscal 2014	$1.85	$0.38
Fiscal 2015	$0.83	$0.37

	High	Low
Quarterly 2013
First Quarter	$4.19	$2.75
Second Quarter	$3.28	$1.94
Third Quarter	$2.84	$1.35
Fourth Quarter	$1.98	$1.07
Quarterly 2014
First Quarter	$1.85	$0.90
Second Quarter	$1.13	$0.67
Third Quarter	$0.95	$0.55
Fourth Quarter	$0.65	$0.38

Quarterly 2015
First Quarter	$0.83	$0.45
Second Quarter	$0.54	$0.38
Third Quarter	$0.67	$0.37
Fourth Quarter	$0.58	$0.38

	TSX Price Range ($)
Month	High	Low	Total Volume
February 2015	0.83	0.53	528,814
March 2015	0.63	0.45	720,437
April 2015	0.53	0.44	404,068
May 2015	0.54	0.40	440,149
June 2015	0.50	0.38	760,592
July 2015	0.46	0.37	377,747
August 2015	0.60	0.38	872,978
September 2015	0.67	0.40	923,473
October 2015	0.58	0.40	845,766
November 2015	0.58	0.38	2,689,947
December 2015	0.425	0.38	1,391,898
January 2016	0.44	0.28	2,140,916
February 2016	0.51	0.36	4,675,143
March 1 – 18, 2016	0.52	0.42	4,618,058

     The following table sets forth the reported high and low sale prices in United States dollars for the common shares on the NYSE MKT for the fiscal, quarterly and monthly periods indicated.

	High (US$)	Low (US$)
Fiscal 2011	$21.76	$5.48
Fiscal 2012	$8.19	$2.20
Fiscal 2013	$3.78	$1.00
Fiscal 2014	$1.70	$0.32
Fiscal 2015	$0.72	$0.28

	High (US$)	Low (US$)
Quarterly 2013
First Quarter	$3.78	$2.67
Second Quarter	$3.17	$1.85
Third Quarter	$2.73	$1.31
Fourth Quarter	$1.93	$1.00
Quarterly 2014
First Quarter	$1.70	$0.80
Second Quarter	$1.01	$0.61
Third Quarter	$0.89	$0.52
Fourth Quarter	$0.59	$0.32
Quarterly 2015

	High (US$)	Low (US$)
First Quarter	$0.72	$0.36
Second Quarter	$0.45	$0.30
Third Quarter	$0.52	$0.28
Fourth Quarter	$0.44	$0.28

	NYSE MKT Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume
February 2015	0.72	0.43	2,109,515
March 2015	0.51	0.36	2,378,849
April 2015	0.43	0.36	1,329,914
May 2015	0.45	0.32	2,178,315
June 2015	0.44	0.30	3,407,967
July 2015	0.37	0.28	1,506,893
August 2015	0.52	0.29	2,305,097
September 2015	0.50	0.30	2,199,312
October 2015	0.44	0.30	2,167,616
November 2015	0.44	0.28	2,718,633
December 2015	0.32	0.28	1,986,884
January 2016	0.32	0.20	2,761,974
February 2016	0.38	0.26	2,586,923
March 1 – 18, 2016	0.39	0.31	3,795,460

     On March 18, 2016, the closing price of our common shares as reported on the NYSE MKT was US$0.36 per share and on the TSX was $0.45 per share.

CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

     The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by McMillan LLP with respect to Canadian legal matters and with respect to certain United States legal matters. As at the date hereof, the partners and associates of McMillan LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

EXPERTS AND INTERESTS OF EXPERTS

     Information relating to the Company’s mineral properties incorporated by reference in this Prospectus has been derived from the “2014 Technical Report on the Pebble Project, Southwest Alaska, USA” effective date December 31, 2014 (the “Pebble Property Report”) which has been prepared by the Qualified Persons named below and this information has been included in reliance on the expertise of these Qualified Persons:

  J. David Gaunt, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  James Lang, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  Eric Titley, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report; and

  Ting Lu, P.Eng., an independent Qualified Person, who co-authored the Pebble Project Report.

     Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company’s property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company’s securities or of an associated party or an affiliate of the Company. The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

     The Company’s audited consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 incorporated in this Prospectus by reference and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP (as included in the 2014 Form 20-F). Deloitte LLP is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the Public Accounting Oversight Board and the securities laws and regulations administered by the SEC. The reports of Deloitte LLP incorporated herein by reference, (i) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern, and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Pebble Partnership and its subsidiaries incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP. Deloitte & Touche LLP was the independent auditors for the period ended December 10, 2013 and as of May 15, 2015, and throughout the period covered by the consolidated financial statements of Pebble Partnership on which they reported. The report of Deloitte & Touche LLP, is incorporated herein by reference, (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty which raises substantial doubt about Pebble Partnership’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION FOR U.S. INVESTORS

     This Prospectus is part of the Registration Statement on Form F-3 that we have filed with the SEC relating to the Securities to be offered pursuant to this Prospectus. The following documents have been or will be filed with the SEC as part of the Registration Statement:

(i)	the documents set out under the heading “Documents Incorporated by Reference”;

(ii)	the consents of the Company’s auditor, legal counsel and technical report authors; and

(iii)	the powers of attorney from the directors and certain officers of the Company.

     A copy of the form of any warrant indenture, subscription receipt agreement or unit agreement relating to the offering of any of the Securities described in this Prospectus, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

     This document does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. References herein to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. We also file annual and other reports and other information with the SEC.

     You may read and copy the Registration Statement, including the documents incorporated by reference herein, the related exhibits and other material we may file with the SEC, at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov.

     Alternately, you may request a copy of these filings, at no cost, by writing or telephoning us at Northern Dynasty Minerals Ltd., Attention: Corporate Secretary, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1, Tel:(604) 684-6365.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES
BETWEEN UNITED STATES AND CANADIAN REPORTING PRACTICES

     The Company prepares its financial statements, which are incorporated by reference into this Prospectus, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). Accordingly, the Company’s financial statements are not comparable to financial statements of United States companies.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

     The Company is a corporation existing under the Business Corporations Act (British Columbia). All but two of the Company’s directors and officers, and all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

     The Company filed with the SEC, concurrently with its Registration Statement on Form F-3 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed DL Services Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR U.S. SECURITIES ACT
LIABILITY

     Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

     In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CONTRACTUAL RIGHTS OF RESCISSION

     In addition to statutory rights of withdrawal and rescission applicable under securities legislation in certain Canadian provinces, original purchasers of warrants (if offered separately from other Securities) and subscription receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

     The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.

     Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

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PROSPECTUS
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NORTHERN DYNASTY MINERALS LTD.

$20,000,000
Common Shares
Warrants
Subscription Receipts
Units

MARCH 30, 2016